                                                                    EXHIBIT 4.10

                                   ROADWAY LLC
                            401(K) STOCK SAVINGS PLAN

               (AMENDED AND RESTATED EFFECTIVE DECEMBER 11, 2003)





                                   ROADWAY LLC
                            401(K) STOCK SAVINGS PLAN

               (AMENDED AND RESTATED EFFECTIVE DECEMBER 11, 2003)

                                TABLE OF CONTENTS

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INTRODUCTION...............................................................          1

ARTICLE I.  PRELIMINARY MATTERS............................................          2
1.1   Qualified Plan ......................................................          2
1.2   Discretionary Powers ................................................          2
1.3   Construction ........................................................          2

ARTICLE II. DEFINITIONS ...................................................          2
2.1   Generally ...........................................................          2
      Account and Sub-Account .............................................          2
      Administrative Committee.............................................          2
      After-Tax Contributions .............................................          3
      Before-Tax Contributions ............................................          3
      Beneficiary .........................................................          3
      Board ...............................................................          3
      Code ................................................................          3
      Company .............................................................          3
      Company Stock .......................................................          3
      Company Stock Fund ..................................................          3
      Compensation ........................................................          3
      Contributions .......................................................          4
      Controlled Group ....................................................          4
      Controlled Group Member .............................................          4
      Covered Employee ....................................................          4
      Death Beneficiary ...................................................          4
      Effective Date ......................................................          5
      Eligible Employee ...................................................          5
      Eligible Retirement Plan ............................................          5
      Eligible Rollover Distribution ......................................          5
      Employee ............................................................          6
      Employer ............................................................          6
      Employer Contributions ..............................................          6
      Employment Commencement Date ........................................          6
      Enrollment Date .....................................................          7
      ERISA ...............................................................          7
      FedEx Corp. Stock ...................................................          7
      FedEx Stock Fund ....................................................          7

                                       i
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                                TABLE OF CONTENTS

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      Fiduciary ...........................................................          7
      Full-Time Employee ..................................................          7
      Hardship ............................................................          7
      Highly Compensated Employee .........................................          8
      Hours of Service ....................................................          8
      Instrument of Adoption ..............................................          9
      Investment Committee.................................................          9
      Investment Funds ....................................................          9
      Matching Employer Contributions .....................................          9
      Named Fiduciary .....................................................          9
      One-Year Break in Service or 1-Year Break in Service ................          9
      Participant .........................................................         10
      Part-Time Employee ..................................................         11
      Period of Service ...................................................         11
      Period of Severance .................................................         12
      Plan ................................................................         12
      Plan Administrator ..................................................         12
      Plan Year ...........................................................         12
      Predecessor Employer ................................................         12
      Prior Plans .........................................................         12
      Profit Sharing Contributions ........................................         12
      Qualified Nonelective Contributions .................................         12
      Reemployment Commencement Date ......................................         13
      Rollover Contributions ..............................................         13
      Safe Harbor Matching Contribution ...................................         13
      Salary Reduction Agreement ..........................................         13
      Service .............................................................         13
      Severance Date ......................................................         13
      Spouse ..............................................................         13
      Stock Bonus Portion .................................................         13
      Temporary or Casual Employee ........................................         13
      Termination of Employment ...........................................         13
      Totally and Permanently Disabled ....................................         13
      Trust ...............................................................         14
      Trust Agreement .....................................................         14
      Trust Fund ..........................................................         14
      Trustee .............................................................         14
      Valuation Date ......................................................         14
      Year of Service .....................................................         14

ARTICLE III.      ELIGIBILITY FOR PARTICIPATION ...........................         15
3.1   Eligibility to Participate ..........................................         15
3.2   Duration of Participation ...........................................         16
3.3   Participation Due to Administrative Error ...........................         16

                                       ii
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                                TABLE OF CONTENTS

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ARTICLE IV. PARTICIPANT CONTRIBUTIONS .....................................         16
4.1   Amount of Before-Tax and After-Tax Contributions ....................         16
4.2   Maximum and Minimum Contributions ...................................         17
4.3   Payments to Trustee .................................................         17
4.4   Changes in Contributions ............................................         17
4.5   Suspension and Resumption of Contributions ..........................         18
4.6   Excess Deferrals ....................................................         18
4.7   Excess Before-Tax Contributions .....................................         19
4.8   Excess Matching Employer and After-Tax Contributions ................         20
4.9   Multiple Use of the Alternative Limitation ..........................         21
4.10  Monitoring Procedures ...............................................         22
4.11  Testing Procedures ..................................................         23
4.12  Rollover Contributions ..............................................         23
4.13  Transfers to this Plan from Other Plans .............................         24
4.14  Deemed Satisfaction of the Limitations on Before-Tax
       Contributions and Matching Employer Contributions
       of Highly Compensated Employees ....................................         24
4.15  Notice Requirements for Safe Harbor Matching Contributions ..........         24

ARTICLE V.        EMPLOYER CONTRIBUTIONS ..................................         25
5.1   Amount of Matching Employer Contributions ...........................         25
5.2   Allocation of Matching Employer Contributions .......................         25
5.3   Safe Harbor Matching Contributions ..................................         26
5.4   Qualified Nonelective Contributions .................................         26
5.5   Allocation of Qualified Nonelective Contributions ...................         26
5.6   Profit Sharing Contributions ........................................         27
5.7   Allocation of Profit Sharing Contributions ..........................         27
5.8   Return of Contributions to Employers ................................         27
5.9   Provisions Pursuant to Code Section 415(c) ..........................         28
5.9A  Provision Pursuant to Code Section 415(e)............................         29
5.10  Definitions .........................................................         30
5.11  Funding Policy ......................................................         31
5.12  No Duty to Enforce Payment ..........................................         31

ARTICLE VI. VESTING .......................................................         31
6.1   Immediate Vesting ...................................................         31

ARTICLE VII.      INVESTMENTS .............................................         31
7.1   Investment Funds ....................................................         31
7.2   Account; Sub-Account ................................................         33
7.3   Reports .............................................................         33
7.4   Valuation of Investment Funds .......................................         34
7.5   Investment of Contributions .........................................         35
7.6   Change of Investments ...............................................         37
7.7   Investment Direction and Change Procedures - Future Contributions ...         37
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                                TABLE OF CONTENTS

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7.8   Investment Direction and Change Procedures - Prior Contributions ....         37
7.9   Directions to the Trustee ...........................................         38
7.10  Voting of Allocated Company Stock and FedEx Corp. Stock .............         38
7.11  Tender of Allocated Company Stock or FedEx Corp. Stock ..............         39

ARTICLE VIII.     DISTRIBUTIONS AND WITHDRAWALS ...........................         42
8.1   Distributions Only As Provided ......................................         42
8.2   Distributions upon Termination of Employment (Other than Death) .....         42
8.3   Distribution upon Death .............................................         43
8.4   Distribution Options ................................................         44
8.5   Form and Valuation of Distribution ..................................         44
8.6   Latest Time of Distributions ........................................         45
8.7   Minimum Required Distributions for Calendar Years After 2002.........         47
8.8   Withdrawal Requested by Participant .................................         51
8.9   Suspension of Contributions Upon Withdrawal .........................         53
8.10  Hardship Withdrawals ................................................         53
8.11  Distributions Pursuant to Qualified Domestic Relations Orders .......         54
8.12  Direct Rollovers ....................................................         54
8.13  Loans ...............................................................         55

ARTICLE IX. ADMINISTRATION OF THE PLAN

                  AND FIDUCIARY RESPONSIBILITIES ..........................         57
9.1   Responsibility for Administration ...................................         57
9.2   Named Fiduciaries ...................................................         58
9.3   Delegation of Fiduciary Responsibilities by Plan Administrator.......         58
9.4   Immunities ..........................................................         58
9.5   Limitation on Exculpatory Provisions ................................         59
9.6   Administrative Committee.............................................         59
9.7   Interpretation of the Plan and Findings of Fact .....................         60
9.8   Investment Committee.................................................         61
9.9   Operation of the Administrative Committee or the Investment
            Committee......................................................         62
9.10  Plan Administrator's Actions ........................................         63
9.11  Correction of Errors ................................................         63

ARTICLE X. CLAIMS PROCEDURES ..............................................         63
10.1  Claims ..............................................................         63
10.2  Review of Claims ....................................................         64

ARTICLE XI. AMENDMENT AND TERMINATION .....................................         65
11.1  Right to Amend or Terminate .........................................         65
11.2  Procedure for Termination or Amendment ..............................         65
11.3  Distribution Upon Termination .......................................         65
11.4  Amendment Changing Vesting Schedule .................................         66
11.5  Nonforfeitable Amounts ..............................................         66
11.6  Prohibition on Decreasing Accrued Benefits ..........................         66

                                       iv
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                                TABLE OF CONTENTS

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ARTICLE XII. MISCELLANEOUS ................................................         67
12.1  Employment Not Affected .............................................         67
12.2  Inalienability ......................................................         67
12.3  Incapacity to Receive Payment .......................................         67
12.4  Unclaimed Benefits ..................................................         67
12.5  Dissolution, Merger or Consolidation of the Company .................         68
12.6  Action by the Company ...............................................         68
12.7  Limitation to Rights Created Under the Plan .........................         68
12.8  Recourse Against Officers, Directors or Stockholders ................         68
12.9  Interpretation ......................................................         68
12.10 Severability ........................................................         69
12.11 Counterparts ........................................................         69
12.12 Plan Merger or Transfer of Assets ...................................         69
12.13 Indemnification .....................................................         69
12.14 Service of Process/Necessary Parties ................................         70
12.15 Military Service ....................................................         70
12.16 Model EGTRRA Amendments .............................................         70

ARTICLE XIII. ADOPTION OF PLAN BY CONTROLLED
                  GROUP MEMBERS ...........................................         70
13.1  Adoption Procedure ..................................................         70
13.2  Effect of Adoption by a Controlled Group Member .....................         71
13.3  Withdrawal of an Employer ...........................................         71

ARTICLE XIV. TOP-HEAVY PLAN PROVISIONS ....................................         71
14.1  Definitions .........................................................         71
14.2  Determination of Top-Heavy Status ...................................         73
14.3  Determination of Extra Top-Heavy Status .............................         74
14.4  Requirements ........................................................         74
14.5  Coordination With Other Plans .......................................         75
14.6  Certain Changes Effective January 1, 2002 ...........................         76

EXHIBIT A
Employers Pursuant to Section 2.23.........................................         77

EXHIBIT B
Investment Funds...........................................................         78

                                   ROADWAY LLC
                            401(K) STOCK SAVINGS PLAN

               (AMENDED AND RESTATED EFFECTIVE DECEMBER 11, 2003)

                                  INTRODUCTION

      THIS PLAN is amended and restated effective the 11th day of December, 2003 by the Yellow Roadway Corporation, a Delaware corporation.

      The Plan was established effective January 1, 1996 as the Roadway Express, Inc. 401(k) Stock Savings Plan. As a result of a corporate reorganization and by amendment to the Plan, effective January 1, 2002, the name of the Plan was changed to the Roadway Corporation 401(k) Stock Savings Plan. As a result of the merger of Roadway Corporation with and into Yankee LLC, a Delaware corporation and a wholly owned subsidiary of Yellow Corporation pursuant to an Agreement and Plan of Merger, dated as of July 8, 2003, and by this amendment and restatement, the name of the Plan is changed to the "Roadway LLC 401(k) Stock Savings Plan."

      This amendment and restatement of the Plan is effective December 11, 2003. As provided herein, however, certain provisions of this amended and restated Plan are effective as of some other date. Such provisions shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amendment and restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.

                         ARTICLE I. PRELIMINARY MATTERS

1.1 QUALIFIED PLAN. The Plan is a profit-sharing plan maintained by the Company for the exclusive benefit of Participants and their Beneficiaries. The Plan is permitted to acquire and hold shares of common stock of the Company, and is intended to comply with the provisions of the Code that govern tax-qualified plans and ERISA.

1.2 DISCRETIONARY POWERS. All discretionary powers granted hereunder shall be exercised in a uniform nondiscriminatory manner.

1.3   CONSTRUCTION.

      (a) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.

      (b) Wherever the word "person" appears in the Plan, it shall refer to both natural legal persons.

      (c) A number of the provisions of the Plan are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions of the Plan, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

                             ARTICLE II..DEFINITIONS

2.1 GENERALLY. The following terms, when used with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings.

      "ACCOUNT AND SUB-ACCOUNT" mean the records maintained by the Plan Administrator in the manner provided in Section 7.2 hereof to determine the interest of each Participant in the Trust Fund.

      "ADMINISTRATIVE COMMITTEE" means the administrative committee appointed pursuant to Section 9.6 hereof.

      "AFTER-TAX CONTRIBUTIONS" means the contributions provided for in Section 4.1(b) hereof and any other comparable after-tax amounts transferred to the Plan pursuant to Section 4.13 hereof.

      "BEFORE-TAX CONTRIBUTIONS" means the contributions provided for in Section 4.1(a) and any other comparable before-tax amounts transferred to the Plan pursuant to Section 4.13 hereof.

      "BENEFICIARY" means the Participant's Death Beneficiary or any other person entitled to receive benefits under this Plan by reason of a Participant's death.

      "BOARD" means the Board of Directors of the Company or the Compensation Committee thereof.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY" means Yellow Roadway Corporation, a Delaware corporation. For periods prior to December 11, 2003, the term "Company" shall mean Roadway Corporation.

      "COMPANY STOCK" means (a) prior to May 30, 2001, the voting common stock of Roadway Express, Inc., (b) after May 30, 2001 and prior to December 11, 2003, the common stock of Roadway Corporation, par value $0.01 per share, and (c) on and after December 11, 2003, the common stock of the Company, par value $1.00 per share.

      "COMPANY STOCK FUND" means the Investment Fund described in Section 7.1 hereof, which is invested in Company Stock.

      "COMPENSATION" means

            (a) the sum of salary paid to an Employee by all Controlled Group Members in the calendar year plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation, (ii) effective January 1, 2000, payments pursuant to the Century Bonus Program, (iii) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements, and (iv) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan. Notwithstanding the foregoing, Compensation shall include any salary that would have been paid to such Employee had he not signed (or been deemed to have signed) a salary deferral agreement that satisfies the requirements of Code Section 401(k), 125, 129 or 132(f).

            (b) Notwithstanding the foregoing, Compensation of any Employee taken into account for any purpose for any Plan Year shall not exceed (i) one hundred fifty thousand dollars ($150,000) for Plan Years beginning before January 1, 2002, or (ii) two hundred thousand dollars ($200,000) for Plan Years beginning on and after January 1, 2002, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code Section 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year.

      "CONTRIBUTIONS" mean any one or more of After-Tax Contributions, Before-Tax Contributions, Matching Employer Contributions, Rollover Contributions, Qualified Nonelective Contributions and Profit Sharing Contributions, as the context requires.

      "CONTROLLED GROUP" means the Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Section 414 to be treated as if they were employed by a single employer. For purposes of Section 5.9 hereof, "Controlled Group" shall be interpreted in accordance with Code Section 415(h).

      "CONTROLLED GROUP MEMBER" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but, except as provided in Section 2.42(d) hereof, only during such period as it is or was such a member of the Controlled Group.

      "COVERED EMPLOYEE" means any Employee of an Employer who is in a class or group to which the Employer has extended eligibility for participation in the Plan, excluding, however, any Employee who (a) is included in a collective bargaining unit (either directly or through an employer's association) unless the collective bargaining agreement expressly provides that the Employee is to be eligible under the Plan, (b) is a non-resident alien (other than an alien who is only temporarily located outside of the United States) or (c) is a leased employee (as defined in the definition of the term "Employee" in this Article
II).

      "DEATH BENEFICIARY" means:

            (a) a Participant's Spouse or, if he has no Spouse or if his Spouse consents to the designation, such person or persons other than, or in addition to, his Spouse as may be designated by the Participant as his Death Beneficiary under the Plan. A Participant's designation required by this definition may be made, revoked or changed (without the consent of any previously designated Death Beneficiary, except as provided in this definition) only by an instrument (in the form provided by the Plan Administrator) that is signed by the Participant, that, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Death Beneficiary), and that is filed with the Plan Administrator before the Participant's death. A Spouse's consent required by this definition shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a notary public and shall be effective only with respect to such Spouse. A Spouse's consent is not required if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

            (b) In default of such a designation and at any other time when there is no existing Death Beneficiary designated by the Participant, his Death Beneficiary shall be determined by the Plan Administrator in the following order: (i) his Spouse, (ii) his children, (iii) his parents, (iv) his siblings and (v) his estate. For purposes of the preceding sentence, "children," "parents" and "siblings" shall only include those individuals living at the time of the Participant's death and not the descendants of any child, parent or sibling, as applicable.

            (c) If a person designated by a Participant as his Death Beneficiary ceases to exist on or after the date of the Participant's death, the Death Beneficiary shall be that person's estate or such other person designated by that person pursuant to this definition.

      "EFFECTIVE DATE" means January 1, 1996; provided, however, that the Plan shall be effective upon its execution for purposes of transfers pursuant to
Section 4.13 hereof. The effective date of this amendment and restatement of the Plan is December 11, 2003.

      "ELIGIBLE EMPLOYEE" means an Employee who is eligible for participation in the Plan in accordance with Article III hereof.

      "ELIGIBLE RETIREMENT PLAN" means any of the following plans that accepts a Participant's Eligible Rollover Distribution: (a) an individual retirement account described in Code Section 408(a); (b) an individual retirement annuity described in Code Section 408(b); (c) an annuity plan described in Code Section 403(a); (d) a qualified trust described in Code Section 401(a); (e) for Eligible Rollover Distributions made on and after January 1, 2002, an annuity contract described in Code Section 403(b); and (f) for Eligible Rollover Distributions made on and after January 1, 2002, an eligible plan under Code Section 457(b) which is maintained by a State, political subdivision of a State, or any agency or instrumentality of a State or political subdivision of a State and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of an Eligible Rollover Distribution made before January 1, 2002 to a surviving spouse, an Eligible Retirement Plan is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).

      "ELIGIBLE ROLLOVER DISTRIBUTION" means:

            (a) any distribution of all or any portion of the Participant's Account, except (i) any distribution required under Code Section 401(a)(9), (ii) any distribution if it and all other Eligible Rollover Distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (iii) with respect to any distribution made prior to January 1, 2002, the portion of the distribution not includible in gross income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4)), (iv) effective January 1, 1999, any "hardship" distribution (as defined in Code Section 401(k)), (v) any distribution that is one of a series of periodic payments for a specified period of ten (10) or more years, and (vi) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under Code Section 402(c).

            (b) Notwithstanding (a) above, effective January 1, 2002, no portion of a distribution shall fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions not includible in gross income, provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a), that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

      "EMPLOYEE" means:

            (a) Any person who is subject to the dominion and control of a Controlled Group Member with respect to the type, kind, nature and scope of services furnished and, to the extent required by Code Section 414(n), any person who is a "leased employee" of a Controlled Group Member.

            (b) For purposes of this definition, effective January 1, 1997, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Controlled Group Member. Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (i) leased employees do not constitute more than twenty percent (20%) of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (ii) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides
      (A) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, (B) immediate participation and (C) full and immediate vesting.

      "EMPLOYER" means any Controlled Group Member that adopts the Plan as specified in Article XIII hereof. However, any person that adopts the Plan and thereafter ceases to exist, ceases to be a member of the Controlled Group or withdraws or is eliminated from the Plan, shall not thereafter be an Employer. The Employers under the Plan are listed on Exhibit A.

      "EMPLOYER CONTRIBUTIONS" means Matching Employer Contributions as described in Section 5.1 hereof, Qualified Nonelective Contributions as described in Section 5.4 and Profit Sharing Contributions as described in
Section 5.6.

      "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee first performs an Hour of Service for a Controlled Group Member.

      "ENROLLMENT DATE" means:

            (a) Effective as of January 1, 2000, the first day of the first pay period of the first administratively feasible month following the month in which an Employee becomes an Eligible Employee.

            (b) Effective as of January 1, 2003, the first administratively practicable date following the date an Eligible Employee files (or is deemed to file) an application for enrollment with the Trustee pursuant to
      Article III hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "FEDEX CORP. STOCK" means the voting common stock of FedEx Corporation.

      "FEDEX STOCK FUND" means the Investment Fund described in Section 7.1 hereof, which is invested in FedEx Corp. Stock, and, as appropriate to meet the needs of the Plan, cash.

      "FIDUCIARY" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or
(c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any of his fiduciary responsibilities hereunder in accordance with the provisions of the Plan, as long as such designation is in effect.

      "FULL-TIME EMPLOYEE" means any permanent Employee who is regularly scheduled to work at least 40 hours per week.

      "HARDSHIP" means an immediate and heavy financial need on the part of a Participant for:

            (a) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary for these persons to obtain such medical care;

            (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

            (c) the payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his Spouse, his children or his dependents (as defined in Code Section 152);

            (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (e) any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(C).

      "HIGHLY COMPENSATED EMPLOYEE" means:

            (a) effective January 1, 1997, for a particular Plan Year, any
      Employee:

                  (i) who, during the current or the preceding Plan Year, was at any time a 5-percent owner (as such term is defined in Code Section 416(i)(1)), or

                  (ii) for the preceding Plan Year, received compensation from the Controlled Group in excess of $80,000 (as adjusted under Code
            Section 414(q)(1)), and was in the top-paid group of Employees for such Plan Year.

            (b) The term "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his fifty-fifth (55th) birthday.

            (c) For the purposes of this Section, the term "compensation" shall mean (i) for the period prior to January 1, 1998, the sum of an Employee's compensation under Section 5.8(c) hereof and the Employee's Before-Tax Contributions (subject to the limitation described in Subsection (b) of the definition of the term "Compensation" in this Article II) and elective or salary reduction contributions pursuant to a cafeteria plan under Code
      Section 125 or a tax-sheltered annuity under Code Section 403(b), and (ii) for the periods commencing on and after January 1, 1998, an Employee's compensation under Section 5.9(c) hereof (subject to the limitation described in Subsection (b) of the definition of the term "Compensation" in this Article II).

            (d) For purposes of this definition, the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the preceding Plan Year.

      "HOURS OF SERVICE" means:

            (a)) an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee and, with respect to a Temporary or Casual Employee, shall be determined in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(a) and (b), which provisions are incorporated herein by reference.

            (b) For purposes of determining the Hours of Service of a Temporary or Casual Employee, Hours of Service shall be credited to eligibility computation periods and Plan Years in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(c), which provisions are incorporated herein by reference.

            (c) Anything in the Plan to the contrary notwithstanding, for purposes of determining the Hours of Service of a Temporary or Casual Employee, such Employee shall be credited with such Hours of Service not otherwise credited to him under the Plan as may be required by any applicable law.

      "INSTRUMENT OF ADOPTION" means the instrument referred to in Section 13.1 hereof by which a corporation or other business organization adopts the Plan and designates a group or groups of its Employees as Covered Employees under the Plan.

      "INVESTMENT COMMITTEE" means the investment committee appointed pursuant to Section 9.8 hereof.

      "INVESTMENT FUNDS" means any of the funds provided for in Section 7.1 hereof.

      "MATCHING EMPLOYER CONTRIBUTIONS" means the contributions provided for in
Section 5.1 hereof or any other comparable matching contributions transferred to the Plan pursuant to Section 4.13 hereof.

      "NAMED FIDUCIARY" shall have the same meaning assigned to such term under ERISA Section 402.

      "ONE-YEAR BREAK IN SERVICE" or "1-YEAR BREAK IN SERVICE" means:

            (a) a twelve- (12-) month period beginning on an Employee's Severance Date and ending on the first anniversary of such Date, provided that during such period the Employee does not perform an Hour of Service.

            (b) If an Employee is absent from work for any period due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee,
      (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Period of Severance until the expiration of the twenty-four (24) consecutive month period commencing on the first day of such absence and shall incur a One-Year Break in Service if he does not perform an Hour of Service during the twelve (12) month period immediately following such twenty-four (24) month period.

            (c) Notwithstanding the provisions of Subsection (a) of this definition, with respect to an Employee who is a Temporary or Casual Employee, "One-Year Break in Service" means a Plan Year in which such Employee does not complete more than 500 Hours of Service.

            (d) Notwithstanding the provisions of Subsection (b) of this definition, if a Temporary or Casual Employee is absent from work for any period due to (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child of the Employee in connection with the adoption of such child by the Employee, or (4) caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall receive credit for Hours of Service equal to:

                  (i) the number of Hours of Service which otherwise would
            normally have been credited to him but for the absence; or

                  (ii) if the number of Hours of Service under Subparagraph (i)
            is not determinable, eight (8) Hours of Service per normal work day of the absence; provided, however, that no more than 501 Hours of Service shall be credited under this Subsection by reason of the absence. The Hours of Service shall be credited:

                        (A) in the Plan Year in which the absence from work
                  begins, if the Employee would be prevented from incurring a 1-Year Break in Service in such Year; or

                        (B) in the immediately following Plan Year.

      "PARTICIPANT" means:

            (a) an Eligible Employee who has become and continues to be a Participant in accordance with the provisions of Article III hereof, or any former Eligible Employee who was a Participant while employed as an Eligible Employee and who continues to have a vested interest in the Plan.

            (b) The term "Participant" shall also mean any Employee who was a participant in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, as amended and restated, on December 31, 1995 and whose account balance in such plan has been transferred to the Plan after the Effective Date; provided, however, that such an Employee who does not otherwise meet the requirements for participation contained in Article III hereof shall not be entitled to make Before-Tax or After-Tax Contributions pursuant to Article IV hereof or to receive an allocation of Matching Employer Contributions, Qualified Nonelective Contributions or Profit Sharing Contributions pursuant to Article V hereof.

      "PART-TIME EMPLOYEE" means any permanent Employee who is regularly scheduled to work a number of hours per week that is less than 40.

      "PERIOD OF SERVICE" means,

            (a) Except as provided in Subsection (c) or (e) of this definition, the total of an Employee's periods of Service commencing with his Employment Commencement Date (or Reemployment Commencement Date, if applicable) and ending on his next following Severance Date.

            (b) If an Employee, whose Period of Severance occurs as a result of a voluntary Termination of Employment, involuntary Termination of Employment, or retirement, performs an Hour of Service for a Controlled Group Member within the twelve (12) consecutive month period beginning on his Severance Date, the period beginning on his Severance Date and ending on the date on which he performs an Hour of Service shall be taken into account in determining his Period of Service hereunder. Notwithstanding the foregoing, if an Employee's Period of Severance occurs as a result of a voluntary Termination of Employment, an involuntary Termination of Employment or retirement during a period of absence referred to in Subsection (ii) of the definition of the term "Period of Severance," in this Article II, the period beginning on his Severance Date (i.e., the date of the voluntary Termination of Employment, the involuntary Termination of Employment or retirement) and ending on the date on which he performs an Hour of Service shall not be taken into account in determining his Period of Service unless he performs such Hour of Service within twelve (12) months of the date on which the Employee was first absent.

            (c) In the case of any Employee who incurs a Period of Severance that includes at least one 1-Year Break in Service and who later again becomes an Employee, any Period of Service before such Period of Severance (a "Prior Period of Service") shall not be taken into account in determining his Period of Service hereunder if at the beginning of such Period of Severance he did not have a nonforfeitable right to a benefit under the Plan and the length of his Period of Severance equals or exceeds five (5) years; and the length of his Prior Period of Service shall not include any time that is not required to be counted under this Section by reason of any prior Period of Severance that included at least one 1-Year Break in Service.

            (d) (Controlled Group Member) A Covered Employee's Period of Service shall include any employment with a Controlled Group Member who is not an Employer prior to the date that entity became a Controlled Group Member, provided that such Covered Employee was employed by such Controlled Group Member immediately prior to becoming a Covered Employee.

            (e) (Predecessor Employer) Notwithstanding anything in this definition to the contrary, an Employee's Period of Service shall include service with the Predecessor Employer prior to January 1, 1996.

                  (f) Notwithstanding anything in the Plan to the contrary, an Employee shall be credited with such Periods of Service not otherwise credited to him under the Plan as may be required by applicable law and no Employee shall be credited with a Period of Service more than once for the same period of employment unless otherwise required by applicable law.

         "PERIOD OF SEVERANCE" means, except as provided in Subsection (b) of the definition of the term "One-Year Break in Service" in this Article II, the period commencing with the earlier of (i) the date on which an Employee separates from Service by reason of a voluntary Termination of Employment, retirement, death or an involuntary Termination of Employment, or (ii) the date twelve (12) months after the date an Employee remains absent from Service (with or without pay) for any reason other than a voluntary Termination of Employment, retirement, death or an involuntary Termination of Employment, and ending, if applicable, with the date such Employee resumes Service.

         "PLAN" means the Roadway LLC 401(k) Stock Savings Plan, the terms and provisions of which are hereinafter set forth, as the same may be amended from time to time.

         "PLAN ADMINISTRATOR" means, as defined in ERISA Section 3(16)(A) and Code Section 414(g), the Company for periods prior to January 1, 2003 and after December 10, 2003, and the Administrative Committee, for the period January 1, 2003 through December 10, 2003. The Plan Administrator may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Plan Administrator) as hereinafter provided. As used in this Plan, the term "Plan Administrator" shall refer to the Company or Administrative Committee, as applicable, or to any person to whom the Company or Administrative Committee, as applicable, has delegated responsibility.

         "PLAN YEAR" means a twelve- (12-) month period beginning January 1 and ending December 31 of each year.

         "PREDECESSOR EMPLOYER" means, for the periods prior to January 1, 1996, Roadway Services, Inc. and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of the Company, were required by Code Section 414 to be treated as if they were employed by a single employer.

         "PRIOR PLANS" means the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, as amended and restated, and the Roadway Services, Inc. Stock Bonus Plan and Trust, as amended and restated, as each are in effect on the Effective Date.

         "PROFIT SHARING CONTRIBUTIONS" means Employer contributions as specified in Section 5.6 hereof.

         "QUALIFIED NONELECTIVE CONTRIBUTIONS" means contributions made by an Employer pursuant to Section 5.4 hereof that (a) Participants eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax

Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).

         "REEMPLOYMENT COMMENCEMENT DATE" means the date following an Employee's One-Year Break in Service on which he again performs an Hour of Service for a Controlled Group Member.

         "ROLLOVER CONTRIBUTIONS" means cash or other property acceptable to the Plan Administrator received and held by the Trustee pursuant to the provisions of Section 4.12 hereof.

         "SAFE HARBOR MATCHING CONTRIBUTION" means any Matching Employer Contribution designated as a Safe Harbor Matching Contribution and made to the Plan as provided in Section 5.3 hereof that meets the requirements of Code
Section 401(k)(12)(B). The contribution period for a Safe Harbor Matching Contribution shall be each pay period.

         "SALARY REDUCTION AGREEMENT" means the arrangement provided for in
Section 4.1(a) hereof.

         "SERVICE" means employment with any Controlled Group Member.

         "SEVERANCE DATE" means the date on which an Employee's Period of Severance commences.

         "SPOUSE" means the person to whom an Employee is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a "qualified domestic relations order" (as such term is defined in Code Section 414(p)).

         "STOCK BONUS PORTION" means the portion of each Participant's Account which is attributable to his former account balance in the Roadway Services, Inc. Stock Bonus Plan and Trust, as amended and restated and transferred to the Plan pursuant to Section 4.13 hereof.

         "TEMPORARY OR CASUAL EMPLOYEE" means any Employee who is employed on an "on call" basis or does not have a regular work schedule. The term "Temporary or Casual Employee" shall not include a Full-Time Employee or a Part-Time Employee.

         "TERMINATION OF EMPLOYMENT" means the earlier of a Participant's cessation of active employment with the Controlled Group through a voluntary termination, involuntary termination, death or retirement or the date that is twelve (12) months after his last day worked with the Controlled Group.

         "TOTALLY AND PERMANENTLY DISABLED". A Participant shall be deemed to be "Totally and Permanently Disabled" for purposes of the Plan if such Participant terminated employment with the Controlled Group by reason of a bodily injury or disease or mental disorder (as defined in any long-term disability benefit contract of an Employer applicable to him) that entitled him to disability benefits under such contract for at least twelve (12) complete calendar months.

         "TRUST" means the trust established under the Trust Agreement for the holding, investment, administration and distribution of the Trust Fund.

         "TRUST AGREEMENT" means the Trust Agreement between the Company and the Trustee providing, among other things, for the Trust and the establishment of the Trust Fund, as such Trust Agreement shall be amended from time to time, or any trust agreement superseding the same. The Trust Agreement is hereby incorporated into the Plan by reference.

         "TRUST FUND" means the assets held by the Trustee under the provisions of the Trust Agreement, without distinction as to principal or interest.

         "TRUSTEE" means the trustee or trustees appointed pursuant to the Trust Agreement, and any successor Trustee thereto.

         "VALUATION DATE" means (a) effective January 17, 2001, each day on which the Trustee, the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System are open for business, and (b) effective January 1, 2003, "Valuation Date" means each day on which the New York Stock Exchange is open for business.

         "YEAR OF SERVICE" means

         (a) except as provided in Subsection (b) of this definition, each portion of an Employee's Period of Service that equals 365 days (whether or not consecutive); and

         (b) with respect to an Employee who is a Temporary or Casual Employee, any eligibility computation period during which the Employee completes at least one thousand (1,000) Hours of Service. The Employee's initial eligibility computation period shall be the twelve (12)-month period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable. If the Employee does not complete at least one thousand (1,000) Hours of Service during the initial eligibility computation period, the eligibility computation period shall become the Plan Year, beginning with the Plan Year next following the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable. If an Employee completes one thousand (1,000) Hours of Service during his initial eligibility computation period, the Employee shall be treated as having completed one Year of Service on the last day of the initial eligibility computation period. Effective January 1, 2003, if an Employee completes one thousand (1,000) Hours of Service during an eligibility computation period other than his initial eligibility computation period, the Employee shall be treated as having completed one Year of Service on the date during such eligibility computation period on which he completes such one thousand (1,000) Hours of Service.

                   ARTICLE III. ELIGIBILITY FOR PARTICIPATION

3.1 ELIGIBILITY TO PARTICIPATE.

         (a) Any Employee who was a Participant in the Plan on December 31, 2001, and who is a Covered Employee on January 1, 2002, shall be an Eligible Employee and Participant under the Plan on such date.

         (b) Effective January 1, 2003,

                  (i) Each Covered Employee, other than a Temporary or Casual Employee, who does not become an Eligible Employee under (a) above shall become an Eligible Employee on the later of the date on which the Employee (A) becomes a Covered Employee, or (B) attains age twenty-one
         (21).

                  (ii) Each Covered Employee who is a Temporary or Casual Employee and who does not become an Eligible Employee under (a) above shall become an Eligible Employee on the latest of the date on which the Employee (A) becomes a Covered Employee, (B) attains age twenty-one
         (21), or (C) completes one thousand (1,000) Hours of Service during any eligibility computation period. An Employee's initial eligibility computation period shall be the twelve (12)-month period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable. If the Employee does not complete at least one thousand (1,000) Hours of Service during his initial eligibility computation period, the eligibility computation period shall become the Plan Year, beginning with the Plan Year next following the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable. If an Employee completes one thousand (1,000) Hours of Service on a date during any eligibility computation period, the Employee shall be treated as having satisfied the service requirement of the foregoing clause (C) on such date.

         (c) Effective January 1, 2003,

                  (i) Each Eligible Employee shall become a Participant on the Enrollment Date next following the date on which the Eligible Employee files an application for enrollment with the Trustee in accordance with enrollment procedures established by the Plan Administrator.

                  (ii) Notwithstanding (i) above, each Employee who becomes a Covered Employee on or after January 1, 2000, automatically shall become a Participant on the Enrollment Date next following the ninetieth (90th) day after the date on which the Employee becomes an Eligible Employee, unless such Employee (A) elects to enroll in the Plan on an earlier Enrollment Date pursuant to (i) above, or (B) affirmatively declines to enroll in the Plan (in such form, in such manner and at such time as the Plan Administrator shall require).

3.2 DURATION OF PARTICIPATION.

         An Employee or former Employee shall remain a Participant so long as
(a) he meets the requirements of Section 3.1 hereof, or (b) a portion of the Trust Fund is credited to his Account and held for his benefit by the Trustee. However, a Participant who ceases to meet the requirements of Section 3.1 hereof may make no further After-Tax Contributions and may have no Before-Tax Contributions or Matching Employer Contributions made for him until he again becomes an Eligible Employee and he again enrolls as a contributing Participant pursuant to Section 3.1 hereof. If an Eligible Employee ceases to be an Eligible Employee and later again becomes an Eligible Employee, he may again, subject to the foregoing limitations of this Section, participate in the Plan on the day he so again becomes an Eligible Employee.

3.3 PARTICIPATION DUE TO ADMINISTRATIVE ERROR.

         Any Employee of an Employer who was allowed to participate in the Plan through an administrative error but who is not a Covered Employee shall be considered an Eligible Employee for purposes of his initial participation in the Plan, but shall cease to be considered an Eligible Employee (and, therefore, shall cease to meet the requirements of Section 3.1 hereof) on the date such error is discovered. Notwithstanding the foregoing, this Section shall only apply to an Employee who is not a Highly Compensated Employee.

                      ARTICLE IV. PARTICIPANT CONTRIBUTIONS

4.1 AMOUNT OF BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS.

         (a) Upon enrollment pursuant to Section 3.1(c) hereof, a Participant may agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to (1) fourteen and one half percent (14 1/2%), for periods prior to March 1, 2002, or (ii) twenty-five percent (25%), for periods after February 28, 2002, of his Compensation (in 1/2% increments) through equal pay period reductions. Effective as of January 1, 2000, notwithstanding the previous sentence, in the event that an Eligible Employee is automatically enrolled in the Plan pursuant to Section 3.1(c)(ii) hereof, such Eligible Employee shall be deemed to have elected to have Before-Tax Contributions made to the Plan on his behalf in accordance with this Section at the rate of 3% of his Compensation through equal pay period reductions.

         (b) Upon enrollment pursuant to Section 3.1(c) hereof, a Participant may elect to make After-Tax Contributions to the Trust of up to four and a half percent (4 1/2%) of his Compensation (in 1/2% increments) through equal pay period reductions.

         (c) Notwithstanding the foregoing, if a Participant's Before-Tax Contributions and/or After-Tax Contributions must be reduced to comply with the requirements of Section 4.7 or 4.8 hereof, as applicable, or the requirements of applicable law, his Before-Tax Contributions and/or After-Tax Contributions as so reduced will be the maximum percentages of his Compensation permitted by such Section or law and the increment requirements listed above shall not apply.

4.2 MAXIMUM AND MINIMUM CONTRIBUTIONS.

         (a) Subject to Subsection (b) below, a Participant's Before-Tax Contributions and/or After-Tax Contributions with respect to any pay period must equal at least one percent (1%) (one and one-half percent (1 1/2%) for periods prior to January 1, 2003) of his Compensation and may not, in the aggregate, exceed twenty-five percent (25%) (fourteen and one half percent (14 1/2%) for periods prior to March 1, 2002) of his Compensation. The Plan Administrator shall have the discretion to reduce or suspend the Before-Tax Contributions and/or to reduce, suspend or increase After-Tax Contributions of any Employee to satisfy any of the limits expressed in this Article.

         (b) Effective for Plan Years beginning on and after January 1, 2003, all Participants who are eligible to make Before-Tax Contributions hereunder and who have attained age 50 before the close of the Plan Year shall be eligible to make "catch-up contributions" in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(12), 410(b) or 416, as applicable, by reason of Participants making such catch-up contributions.

4.3 PAYMENTS TO TRUSTEE.

         Effective as of February 3, 1997, Before-Tax Contributions and After-Tax Contributions that are made by or for a Participant shall be transmitted by the Employers to the Trustee as soon as practicable, but in no event later than fifteen (15) business days after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.

4.4 CHANGES IN CONTRIBUTIONS.

         The percentage or percentages designated or deemed to have been designated by a Participant pursuant to Section 4.1 hereof shall continue in effect, notwithstanding any changes in the Participant's Compensation. Effective as of January 1, 2000, a Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2(a) hereof, change the percentage of his Before-Tax Contributions and/or his After-Tax Contributions effective as soon as practicable after the Participant files a notice of such change with the Plan Administrator at the time and in the manner prescribed by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator may, pursuant to uniform nondiscriminatory procedures, increase the Participant's After-Tax Contributions for the remainder of the Plan Year if such Participant's Before-Tax Contributions are ceased as a result of the application of Section
4.6 hereof.

4.5 SUSPENSION AND RESUMPTION OF CONTRIBUTIONS.

         (a) Upon prior notice filed with the Plan Administrator, within such notice period established by the Plan Administrator, a Participant may at any time suspend his Before-Tax Contributions and/or After-Tax Contributions effective with the start of the next payroll period following the expiration of such notice period. A Participant who has so suspended his Before-Tax Contributions and/or After-Tax Contributions may, upon prior notice filed with the Plan Administrator, within such notice period established by the Plan Administrator, resume making such Contributions as of the first full pay period following the expiration of such notice period if he is an Eligible Employee on such date.

         (b) Notwithstanding (a) above, for periods prior to January 1, 2003, a suspension of Before-Tax Contributions and/or After-Tax Contributions must be made for not less than one (1) calendar quarter. If a Participant suspended his Before-Tax Contributions and/or After-Tax Contributions prior to January 1, 2003, his mandatory suspension period will expire on the earlier of (i) the date the mandatory suspension period would have ended without regard to this provision, or (ii) January 1, 2003.

4.6 EXCESS DEFERRALS.

         (a) Notwithstanding the foregoing provisions of this Article (except
Section 4.2(b) hereof), a Participant's Before-Tax Contributions for any taxable year of such Participant shall not exceed the dollar limitation in effect under Code Section 402(g) for such taxable year. Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

         (b) In the event that a Participant's Before-Tax Contributions exceed the amount described in Subsection (a) of this Section (hereinafter called "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (ii) notifies the Plan Administrator of the portion allocated to this Plan.

         (c) In the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in Subsection (a) of this Section, or in the event that a Participant's Before-Tax Contributions under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.7 EXCESS BEFORE-TAX CONTRIBUTIONS.

         (a) Notwithstanding the provisions of this Article (other than Section
4.14 hereof) and Article V hereof, for any Plan Year,

                  (i) the actual deferral percentage (as defined in Subsection
         (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (c) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

                  (ii) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by two (2). If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.

         (b) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Before-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions, actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Plan Section 4.6(b) hereof) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this Subsection, the term "compensation" shall mean the sum of an Eligible Employee's compensation under Section 5.9(c) hereof and his Before-Tax Contributions (subject to the limitations described in Subsection (b) of the definition of the term "Compensation" in Article II hereof).

         (c) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

         (d) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto through the end of the Plan Year determined in accordance with Section 7.4 hereof) shall be distributed to the Highly

Compensated Eligible Employees on the basis of the amount of Before-Tax Contributions made by or on behalf of such Highly Compensated Eligible Employees. Effective January 1, 1997, for the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of their actual deferral percentages beginning with the highest of such percentages.

         (e) Matching Employer Contributions made with respect to a Participant's excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.8 EXCESS MATCHING EMPLOYER AND AFTER-TAX CONTRIBUTIONS.

         (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V hereof, for any Plan Year the contribution percentage (as defined below) for the group of Highly Compensated Eligible Employees (as defined in Section 4.7(c) hereof) for such Plan Year shall not exceed the greater of (i) one hundred twenty-five percent (125%) of the contribution percentage for all other Eligible Employees, or (ii) the lesser of two hundred percent (200%) of the contribution percentage for all other Eligible Employees or the contribution percentage for all other Eligible Employees plus two (2) percentage points. If two or more plans of the Controlled Group to which matching employer contributions, employee after-tax contributions or Before-Tax Contributions are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Subsection; and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection.

         (b) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of
(i) the sum of the Matching Employer Contributions, After-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (ii) the Eligible Employee's compensation (as defined in Section 4.7(b) hereof) for such Plan Year.

         (c) Notwithstanding Subsection (a) above, the following special rules apply for any Plan Year in which the limitations on Before-Tax Contributions described in Section 4.7 hereof are deemed satisfied, as provided in Section
4.14 hereof:

                  (i) If the limitations on Matching Employer Contributions described in this Section 4.8 are also deemed satisfied for the Plan Year, as provided in Section 4.14 hereof, the Employer may elect to exclude Safe Harbor Matching Employer made on an

         Eligible Employee's behalf for the Plan Year in determining the numerator of the Eligible Employee's "contribution percentage" for such Plan Year.

                  (ii) If the limitations on Matching Employer Contributions described in this Section 4.8 are not deemed satisfied for the Plan Year, as provided in Section 4.14 hereof, the Sponsor may elect to exclude Safe Harbor Matching Contributions made on an Eligible Employee's behalf for the Plan Year in an amount up to four percent of the Eligible Employee's compensation (as defined in Section 4.7(b) hereof) for the Plan Year in determining the numerator of the Eligible Employee's "contribution percentage" for such Plan Year.

         (d) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (and any income allocable thereto through the end of the Plan Year determined in accordance with Section 7.4 hereof) shall be forfeited (if forfeitable) and shall be applied to reduce subsequent Matching Employer Contributions required under the Plan or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the amount of Matching Employer Contributions, After-Tax Contributions and Qualified Nonelective Contributions made on behalf of such Highly Compensated Eligible Employees. Effective January 1, 1997, for purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of the Matching Employer Contributions, After-Tax Contributions and Qualified Nonelective Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Matching Employer Contributions, After-Tax Contributions and Qualified Nonelective Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Matching Employer Contributions, After-Tax Contributions and Qualified Nonelective Contributions made on behalf of Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (b) of this Section) beginning with the highest of such percentages.

         (e) The determination of excess aggregate contributions under this Section shall be made after (i) first determining the excess deferrals under
Section 4.6 hereof, and (ii) then determining the excess contributions under
Section 4.7 hereof.

4.9 MULTIPLE USE OF THE ALTERNATIVE LIMITATION.

         (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V, if, after the application of Sections 4.6, 4.7 and 4.8 hereof, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 4.7(c)) exceeds the aggregate limit (as defined in Subsection (b) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in After-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) then in Before-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) and then in Matching Employer Contributions. Reductions in contributions shall be made in the manner provided in Section 4.7 or 4.8 hereof, as applicable. The amount by which each such Highly Compensated Eligible Employee's contributions are reduced shall be treated as an excess contribution or an excess aggregate contribution under
Section 4.7 or 4.8 hereof, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 4.7 and 4.8 hereof. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (i) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (ii) the contribution percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.

         (b) For purposes of this Section, the term "aggregate limit" means the sum of (i) one hundred twenty-five percent (125%) of the greater of (A) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (B) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (ii) the lesser of (A) two hundred percent (200%) of, or (B) two (2) plus the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (i) of this Subsection, and the word "greater" is substituted for the word "lesser" in part (ii)(B) of this Subsection.

         (c) The multiple-use test described in this Section 4.9 and Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning on and after January 1, 2002.

4.10 MONITORING PROCEDURES.

         (a) In order to ensure that at least one of the actual deferral percentages specified in Section 4.7(a) hereof and at least one of the contribution percentages specified in Section 4.8(a) hereof and the aggregate limit specified in Section 4.9(b) hereof are satisfied for each Plan Year, the Plan Administrator shall monitor (or cause to be monitored) the amount of Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Plan Administrator determines that neither of such actual deferral percentages, neither of such contribution percentages or such aggregate limit will be satisfied for a Plan Year, and if the Plan Administrator in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions, After-Tax Contributions and/or the Matching Employer Contributions made thereafter by or for each Highly Compensated Eligible Employee (as defined in Section 4.7(c) hereof) may be reduced (pursuant to non-discriminatory rules adopted by the Plan Administrator) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level that satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit. In the case of
Section 4.8 hereof, such reductions shall be made first in the After-Tax Contributions, if any, to be made by the Highly Compensated Eligible Employees.

         (b) In order to ensure that excess deferrals (as such term is defined in Section 4.6(b) hereof) shall not be made to the Plan for any taxable year for any Participant, the Plan

Administrator shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Plan Administrator) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 4.6(a) hereof.

         (c) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 4.6 through 4.9 hereof are met.

4.11 TESTING PROCEDURES.

         In applying the limitations set forth in Sections 4.7, 4.8 and 4.9 hereof, the Plan Administrator may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) restructuring of the Plan or any other qualified plan of the Controlled Group into one or more component plans, (c) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.7, 4.8 and 4.9 hereof, (d) effective January 1, 1999, exclusion of all Eligible Employees (other than Highly Compensated Eligible Employees) who have not met the minimum age and service requirements of Code
Section 410(a)(1)(A) in applying the limitations set forth in Sections 4.7, 4.8 and 4.9 hereof, or (e) any permissible combination thereof.

4.12 ROLLOVER CONTRIBUTIONS.

         (a) Effective as of January 1, 1999, the Trustee shall, at the direction of the Plan Administrator, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee cash or other property acceptable to the Plan Administrator the following as Rollover Contributions:

         (b) For Plan Years beginning before January 1, 2002, amounts which shall have been distributed to the Covered Employee (a) from a trust (which is described in Code Section 401(a) and exempt from tax under Code Section 501(a)) under another plan in which the Covered Employee was a participant, or (b) in a distribution which constitutes an "eligible rollover distribution" under Code
Section 401(a)(31) or Code Section 402(c)(4) other than a distribution from an individual retirement account described in Code Section 408(d)(3)(A)(ii).

         (c) Effective for Plan Years beginning on and after January 1, 2002,
(i) a direct rollover of an eligible rollover distribution from (A) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions, or (B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions, (ii) a Covered Employee contribution of an eligible rollover distribution from (A) a qualified plan described in

Code Section 401(a) or 403(a), or (B) an annuity contract described in Code
Section 403(b); or (iii) a direct rollover or a Covered Employee contribution of an eligible rollover distribution from an eligible plan under Code Section 457(b) maintained by a State, political subdivision of a State, or any agency or instrumentality of a State or political subdivision of a State. The Plan shall not accept a Rollover Contribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b).

         (d) The Plan Administrator may impose such requirements as it deems necessary to insure, to the extent possible, that the amounts proposed to be transferred hereto comply with the requirements of this Section 4.12.

4.13 TRANSFERS TO THIS PLAN FROM OTHER PLANS.

         The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as a part of the Trust Fund for a Participant all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Participant was a participant, which meets the requirements of Code Sections 401(a) and 501(a) ("a qualified trust") and which is not subject to the survivor annuity requirements of Code Section 401(a)(11).

4.14 DEEMED SATISFACTION OF THE LIMITATIONS ON BEFORE-TAX CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES.


         (a) Notwithstanding any other provision of this Article IV to the contrary, if the Employer satisfies the safe harbor notice requirements described in Section 4.15 hereof, and makes the Safe Harbor Matching Contribution described in Section 5.3 hereof for a Plan Year beginning on or after January 1, 2003, the Plan shall be deemed to have satisfied the limitations on Before-Tax-Contributions of Highly Compensated Employees described in Section 4.7 hereof with respect to Eligible Employees who have completed at least one Year of Service.

         (b) If the Plan also satisfies the requirements of Code Section 401(m)(11) and regulations issued thereunder for a Plan Year beginning on or after January 1, 2003, the Plan shall be deemed to have satisfied the limitations on Matching Employer Contributions of Highly Compensated Employees described in Section 4.8 hereof with respect to Eligible Employees who have completed at least one Year of Service. The Plan shall not be deemed to have satisfied the limitations on Matching Employer Contributions of Highly Compensated Employees for any such Plan Year if the Employer or any other Controlled Group Member maintains a plan under which "matching contributions" on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan and such "matching contributions" must be aggregated with Matching Employer Contributions made on behalf of any Highly Compensated Employee under the Plan.

4.15 NOTICE REQUIREMENTS FOR SAFE HARBOR MATCHING CONTRIBUTIONS.

         (a) For each Plan Year in which the Employer makes a Safe Harbor Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing (i) the formula used for determining Safe Harbor Matching

Contributions; (ii) any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions; (iii) the type and amount of Compensation that may be deferred or contributed under the Plan as Before-Tax Contributions or After-Tax Contributions, respectively; (iv) how to elect to make a Before-Tax Contribution and After-Tax Contribution under the Plan and the periods in which such elections may be made or changed; and (v) the withdrawal and vesting provisions applicable to Contributions. The descriptions required in items (ii) through (v) may be provided by cross-references to the relevant section(s) of an up-to-date summary plan description.

         (b) The foregoing notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within a reasonable period before the beginning of the Plan Year (or, in the Plan Year in which an Employee becomes an Eligible Employee, within a reasonable period before the Employee becomes an Eligible Employee).

                        ARTICLE V. EMPLOYER CONTRIBUTIONS

5.1 AMOUNT OF MATCHING EMPLOYER CONTRIBUTIONS.

         Subject to the provisions of the Plan, each Employer shall, and to the extent it lawfully may, contribute to the Trust on account of each Plan Year an amount of cash or Company Stock equal in value to one hundred percent (100%) of the Before-Tax and After-Tax Contributions described in Section 5.2 hereof. Subject to Section 5.3(a) hereof, the Company may provide for Matching Employer Contributions to be made in whole or partial payments, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for filing its federal income tax return (including extensions thereof). Notwithstanding any provision of the Plan to the contrary, in no event shall an Employee's Matching Employer Contributions on account of any Plan Year exceed the maximum amount deductible for such Plan Year for purposes of federal taxes on income under applicable provisions of the Code, and such Contributions shall be made on the condition that they are deductible under applicable provisions of the Code.

5.2 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS.

         (a) (i) Effective as of January 1, 1999, each Participant who is a Covered Employee of a particular Employer and who has completed at least one Year of Service shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to any Plan Year (for Plan Years beginning on and after January 1, 2003, any pay period) which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that:

                           (A) do not exceed, in the aggregate, four and
                  one-half percent (4 1/2) of his Compensation while an active Covered Employee during that Plan Year or pay period, as the case may be; and

                           (B) are earned after his completion of one Year of
                  Service and prior to his Termination of Employment with his Employer.

                  (ii) For purposes of this Subsection, Matching Employer Contributions shall be applied pro-rata to a Participant's After-Tax Contributions and Before-Tax Contributions.

         (b) As of each Valuation Date, Matching Employer Contributions (including earnings and appreciation thereon) that have been made pursuant to
Section 5.1 hereof for pay periods ending on or prior to such Valuation Date shall be allocated to the Accounts of Participants as provided in Subsection (a) of this Section.

5.3 SAFE HARBOR MATCHING CONTRIBUTIONS.

         (a) Effective for Plan Years beginning after December 31, 2002, if the notice requirements of Section 4.15 hereof are satisfied, Matching Employer Contributions made pursuant to Section 5.1 hereof and allocated pursuant to 5.2(a) hereof shall be designated as Safe Harbor Matching Contributions. For purposes of this Section 5.3, Safe Harbor Matching Contributions shall be applied pro rata to a Participant's Before-Tax Contributions and After-Tax Contributions. Safe Harbor Matching Contributions shall be made to the Plan on or before the last day of the calendar quarter following the calendar quarter for which such Safe Harbor Matching Contributions become payable.

         (b) The Company hereby elects, pursuant to Code Section 410(b)(4), to apply Code Section 410(b) separately to the portion of the Plan that benefits only Employees who satisfy the age and service conditions of the Plan that are lower than the greatest minimum age and service conditions permitted under Code
Section 410(a). Accordingly, no Safe Harbor Matching Contributions shall be made on behalf of Eligible Employees who have not completed at least one (1) Year of Service, and Before-Tax Contributions made on behalf of such Eligible Employees shall satisfy the requirements of Section 4.7 hereof.

5.4 QUALIFIED NONELECTIVE CONTRIBUTIONS.

         For any Plan Year, an Employer, in its discretion, may make a Qualified Nonelective Contribution (a) in such amount, (b) for such Participants and (c) in such proportions among such Participants as such Employer shall determine. Qualified Nonelective Contributions may be made in cash or Company Stock and shall be made within the time prescribed by law for making Qualified Nonelective Contributions. Each Employer shall designate to the Trustee the Plan Year for which and the Participants for whom any Qualified Nonelective Contribution is made.

5.5 ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS.

         Qualified Nonelective Contributions shall be allocated to the Accounts of Participants who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.

5.6 PROFIT SHARING CONTRIBUTIONS.

         Each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount determined by such Employer as its Profit Sharing Contribution for such year. The Profit Sharing Contribution of each Employer may be made in cash or Company Stock and shall be made during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).

5.7 ALLOCATION OF PROFIT SHARING CONTRIBUTIONS.

         Each Employer's Profit Sharing Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Employees of the Employer who either (a) are Participants on the last day of such Plan Year or (b) terminated employment with the Controlled Group during such Plan Year by reason of death or Total and Permanent Disability. There shall be credited to the Account of each such Employee as of the last day of each Plan Year, a portion of the Profit Sharing Contribution (if any) of such Employee's Employer for such Plan Year equal to either (1) the amount of such Profit Sharing Contribution multiplied by a fraction, the numerator of which is the Employee's Compensation for such Plan Year and the denominator of which is the total Compensation for such Plan Year of all Employees of such Employer described in the preceding sentence or (2) at the Employer's discretion, the amount of such Profit Sharing Contribution divided by the total number of Employees described in (a) and (b) above.

5.8 RETURN OF CONTRIBUTIONS TO EMPLOYERS.

         (a) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (b) If a Matching Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one (1) year after the payment of such Contribution. If a Matching Employer Contribution to the Trust is made by an Employer (all of which Contributions are conditioned upon their deductibility under Code Section 404 (or any successor thereto) pursuant to Section 5.1 hereof), and if such Contribution is not fully deductible under such Code Section, such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one (1) year after the disallowance of the deduction. Earnings attributable to Matching Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible Contribution would cause the balance of the Account of any Participant to be reduced to less than the balance that would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

5.9 PROVISIONS PURSUANT TO CODE SECTION 415(C).

         (a) Notwithstanding any other provision of the Plan (other than Section 4.2(b) hereof), the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (i) (A) thirty thousand dollars ($30,000) for Plan Years beginning before January 1, 2002, or (B) forty thousand dollars ($40,000) for Plan Years beginning on and after January 1, 2002, or (ii) (A) twenty-five percent (25%) for Plan Years beginning before January 1, 2002, or (B) one hundred percent (100%) for Plan Years beginning on and after January 1, 2002, of the Participant's compensation for such Plan Year.

         (b) For purposes of this Section, the term "annual additions" means the sum for any Plan Year of:

                  (i) all contributions made by the Controlled Group that are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (ii) all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,

                  (iii) all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (iv) for purposes of the dollar limit in (a)(i) above, any amount allocated to an individual medical benefit account (as defined in Code Section 415(l)(2)) of the Participant that is part of a pension or annuity plan maintained by a Controlled Group Member, and

                  (v) for purposes of the dollar limit in (a)(i) above, any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code Section 416(i)) during such Plan Year or any preceding Plan Year.

         (c) For the purposes of this Section 5.9, the term "compensation" shall mean compensation within the meaning of Code Section 415(c)(3) and Treasury regulations thereunder; provided, however, that effective as of January 1, 1998, compensation within the meaning of Code Section 415(c)(3) shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by a Controlled Group Member at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125, 132(f)(4) or 457. Effective for Plan Years beginning on and after January 1, 1998, for purposes of (i) the definition of the term "compensation" under this Section 5.9 and Section 14.6 hereof, and (ii) the definition of the term "Compensation" in Article II hereof, amounts under Code
Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan.

         (d) (i) If a Participant's annual additions would exceed the limitations of Subsection (a) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances that the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), After-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions is not sufficient to effectuate such reduction, Before-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions and Before-Tax Contributions is not sufficient to effectuate such reduction, Contributions allocable to such Participant's Account for such year shall, to the extent necessary to effectuate such reduction, be allocated among the remaining Participants in accordance with
         Section 5.2(b) hereof exclusive of those Participants whose Accounts have received the maximum permitted by law for tax deduction purposes.

                  (ii) In the event that the provisions of this Section make it impossible to allocate any Contributions in accordance with Section 5.2(b) hereof, such Contributions shall be allocated to a suspense account. Amounts allocated to the suspense account shall be reallocated to Participant Accounts in accordance with Section 5.2(b) hereof as of the first Valuation Date upon which it is possible to do so without violating the limitations of this Section until the suspense account is exhausted. Investment gains and losses and other income shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection.

                  (iii) In the event of the termination of this Plan while there exists a balance in the suspense account, to the extent such balance cannot be allocated to Participant Accounts without violating the limitations of this Section, such balance shall revert to the applicable Employer.

5.9A        PROVISION PURSUANT TO CODE SECTION 415(E).

         The provisions of this Section shall be effective prior to January 1, 2000 only.

         (a) Notwithstanding any other provision of the Plan, if an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed
1.00. If a reduction is necessary to avoid exceeding the limitation set forth in this Section, the affected participant's benefits under the defined benefit plan shall be reduced to the extent necessary to avoid exceeding such limitation. For purposes hereof,

                  (i) The defined benefit plan fraction for any Plan Year is a fraction, (A) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Year), and (B) the denominator of which is the lesser of (I) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Year, or (II) the product of 1.4, multiplied by the amount which may be taken into account under Code
         Section 415(b)(1)(B) with respect to such participant under the plan for such Year; and

                  (ii) The defined contribution plan fraction for any Plan Year is a fraction, (A) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Year and for all prior Years, and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of service with the Controlled Group (regardless of whether a plan is in existence during such Year):

                           (I) the product of 1.25, multiplied by the dollar
                  limitation in effect under Code Section 415(c)(1)(A) for such Year and each such prior year of service, or

                           (II) the product of 1.4, multiplied by the amount
                  which may be taken into account under Code Section 415(c)(1)(B) with respect to such participant under such plan for such Year and each prior year of service.

         (b) A participant's projected annual benefit for purposes of Subsection
(a) of this Section is equal to the annual benefit to which he would be entitled under the terms of the defined benefit plan, assuming he will continue employment until reaching normal retirement age as determined under the terms of such plan (or current age, if later), his compensation for the Plan Year under consideration will remain the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for all future Plan Years.

5.10 DEFINITIONS.

         (a) For purposes of applying the limitations set forth in Sections 5.9 and 5.9A hereof, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined contribution plan, and all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined benefit plan.

         (b) For purposes of applying the limitations set forth in Section 5.9 hereof, allocations under the defined contribution plans that must be treated as though they constituted a single defined contribution plan under Subsection (a) of this Section shall be made in the following order:

            (i)   before-tax contributions under the Plan;

            (ii)  matching employer contributions under the Plan;

            (iii) profit-sharing contributions under the Plan; and

            (iv)  after-tax contributions under the Plan.

5.11  FUNDING POLICY.

      The Plan Administrator, as a Named Fiduciary, shall (a) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, and (b) furnish from time to time to the person responsible for the investment of the assets held in the Trust information the Plan Administrator may have relative to the Plan's probable short-term and long-term financial needs, including any probable need for short-term liquidity, and the Plan Administrator's opinion (if any) with respect thereto.

5.12  NO DUTY TO ENFORCE PAYMENT.

      Neither the Trustee nor the Plan Administrator nor any other person shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustee hereunder, nor shall the Trustee or the Plan Administrator or any other person be under any duty to enforce the payment of the Contributions to be made hereunder by any Employer.

                               ARTICLE VI. VESTING

6.1   IMMEDIATE VESTING.

      All amounts allocated to a Participant's Account shall be fully vested at all times. Notwithstanding the Participant's nonforfeitable right hereunder, no distribution with respect to a Participant or Beneficiary shall be made prior to the time authorized under Article VIII hereof.

                            ARTICLE VII. INVESTMENTS

      The provisions of this Article VII are effective as of January 17, 2001, unless expressly provided otherwise herein.

7.1   INVESTMENT FUNDS.

      (a) Effective prior to July 18, 2002, the Trust Fund will be divided into the Company Stock Fund, the FedEx Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish. Effective on and after July 18, 2002, the Trust Fund will be divided into the Company Stock Fund and such additional Investment Funds as the Plan Administrator may in its discretion select or establish.

      (b)   Effective as of June 1, 2002,

            (i) for purposes of any Participant who is not an Employee of an Employer on June 1, 2002, any portion of such Participant's Account which is invested in the FedEx Stock Fund as of July 17, 2002, shall, as soon as practicable thereafter, be liquidated and the proceeds transferred to the Investment Funds in accordance with such Participant's timely investment election received by the Plan Administrator for such purpose, and if no timely investment election is received by the Plan Administrator for such purpose, to the American Balanced Fund,

            (ii) for purposes of any Participant who is an Employee of an Employer on June 1, 2002, but who is not making Before-Tax or After-Tax Contributions to the Plan as of June 1, 2002, any portion of such Participant's Account which is invested in the FedEx Stock Fund as of July 17, 2002, shall, as soon as practicable thereafter, be liquidated and the proceeds transferred to the Investment Funds in accordance with such Participant's timely investment election received by the Plan Administrator for such purpose, and if no timely investment election is received by the Plan Administrator for such purpose, to the American Balanced Fund, and

            (iii) for purposes of any Participant who is an Employee of an Employer on June 1, 2002, and who is making Before-Tax or After-Tax Contributions to the Plan as of June 1, 2002, any portion of such Participant's Account which is invested in the FedEx Stock Fund as of July 17, 2002, shall, as soon as practicable thereafter, be liquidated and the proceeds transferred to the Investment Funds in accordance with such Participant's investment elections in effect for current Before-Tax or After-Tax Contributions as recorded on KeyBank, N.A.'s KeyInvest system as of July 18, 2002.

      (c) Contributions will be invested in the Investment Funds as provided in
Section 7.5 hereof. Subject to other applicable provisions of the Plan, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each Investment Fund and will keep each Investment Fund invested, without distinction between principal and income, as required under the terms of the Plan.

      (d) Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund; provided, however, that, dividends, interest and other distributions received by the Trustee in respect of the FedEx Stock Fund shall be invested solely in the Company Stock Fund.

      (e) The Trustee, in its sole discretion, may keep such portion of each Investment Fund invested in interest-bearing cash or cash equivalents either pending the selection and purchase of suitable investments under such Fund or as the Trustee may from time to time deem to be necessary or advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons.

      (f) The Plan Administrator shall adopt, and may amend from time to time, general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (i) the method of valuing each such Investment Fund as of each applicable Valuation Date, (ii) procedures pursuant to which a Participant may elect to have all or a designated part of his Account invested in any Investment Fund (if more than one such Investment Fund is established), (iii) the method of changing any such election by either the Participant or his Death Beneficiary and the frequency with which such elections may be made, (iv) the Investment Fund in which a Participant's Account shall be invested in the absence of an effective election, and (v) any other matters that the Plan Administrator deems necessary or advisable in the administration of any Investment Fund.

      (g) Effective January 1, 2003, a Participant may invest a portion of his Account in investment media other than the Investment Funds listed on Exhibit B hereto at such time and in such manner as may be prescribed by the Plan Administrator. In the event the Plan Administrator prescribes, and any Participant elects, such other investments, each investment in an investment medium other than an Investment Fund shall be deemed to be an Investment Fund, and references herein to the term "Investment Fund" or "Investment Funds" shall, as the context requires, include such other investments. Notwithstanding any other provision of the Plan, a Participant may not directly invest any Contributions into any investment media described in this Subsection (g). The Plan Administrator may impose other restrictions on Participants' investment in such investment media.

7.2   ACCOUNT; SUB-ACCOUNT.

      The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Employer Contributions, (d) Rollover Contributions,
(e) Qualified Nonelective Contributions, (f) Profit Sharing Contributions and
(g) Stock Bonus Portion. The Plan Administrator shall also maintain, or cause to be maintained, separate records that will show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of Contributions thereto, payments and withdrawals therefrom and the amount of income and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 7.4 hereof) as of the last preceding business day.

7.3   REPORTS.

      (a) For periods prior to January 1, 2003, the Plan Administrator shall cause reports to be made quarterly to each Participant and to the Death Beneficiary of each deceased Participant, indicating the value of the Participant's Account as of the last business day of the immediately preceding calendar quarter. In addition, the Plan Administrator shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished to a Participant upon such a request in any twelve- (12-) month period) or (b) has a Termination of Employment.

      (b) Effective January 1, 2003, the Plan Administrator shall cause periodic reports to be made available to each Participant and to the Death Beneficiary of each deceased Participant, indicating the activity in the Participant's Account for the time period reflected in the periodic report and the value of the Participant's Account as of the Valuation Date coincident with or immediately preceding the last day of such time period. In addition, the Plan Administrator shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that the Plan Administrator may restrict the number of written reports to a frequency of not less than one per twelve (12) month period), or (b) has a Termination of Employment.

7.4   VALUATION OF INVESTMENT FUNDS.

      (a) The balance of each Participant's Account shall be expressed in terms of the number of shares or investment units, as applicable, including fractional shares or units, which have been allocated pursuant to this Section to each Investment Fund in such Participant's Account.

      (b) The Trustee will, as of the close of business on each Valuation Date, determine or cause to be determined the value of each Investment Fund. Each such valuation will be made on the basis of the net income or loss to each such Investment Fund between the current Valuation Date and the last preceding Valuation Date. The net income or loss of an Investment Fund shall include interest income, dividends and other income of such Fund and shall be reduced by any expenses paid (including the fees and expenses of the Trustee and investment managers, if any, that are to be charged to such Investment Fund in accordance with the terms of the Plan) and other losses of such Fund. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Sections 7.5, 7.6,
7.7 or 7.8 hereof, Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be income or losses of the Investment Fund.

      (c) As of each Valuation Date, the net income or loss of each Investment Fund determined pursuant to Subsection (b) of this Section shall be allocated to the Accounts of Participants in such Investment Fund in proportion to the ratio of the number of shares or units in such Fund held in such Account at any time since the immediately prior Valuation Date to the total shares or units in such Fund at any time since the immediately prior Valuation Date.

      (d) Except as provided in Sections 7.5, 7.6, 7.7 or 7.8 hereof, or as may otherwise be provided by the Plan Administrator, Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to the Investment Funds as soon as practicable after such Contribution is made.

      (e) Notwithstanding the foregoing, the Plan Administrator may, in accordance with the applicable requirements of the Code and ERISA, (i) adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net income or loss of an Investment Fund and of Contributions made to an Investment Fund as of each Valuation Date and
(ii) adopt such valuation procedures as it considers appropriate and equitable to determine the value of the shares or units, as applicable, of an Investment Fund that are necessary to effectuate the transactions contemplated by the Plan.

7.5   INVESTMENT OF CONTRIBUTIONS.

      (a) (i) All Matching Employer Contributions made to the Plan pursuant to
      Section 5.1 hereof, Qualified Nonelective Contributions and Profit Sharing Contributions shall be invested in the Company Stock Fund.

            (ii) Matching employer contributions made by Roadway Services, Inc. to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust which have been transferred to the Plan pursuant to Section 4.13 hereof shall remain invested in the FedEx Stock Fund and the Company Stock Fund; provided; however, that, pursuant to Subsection 7.8(b) hereof, a Participant may elect to transfer any portion of such matching contributions invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds; and provided further, however, that a Participant may elect to transfer any portion of such matching contributions invested following December 11, 2003 in the Fidelity Retirement Money Market Portfolio to one or more of the other Investment Funds.

            (iii) Notwithstanding subsections (i) and (ii) above, during the period beginning on December 3, 2003 and ending on such date as the Plan Administrator and the Trustee shall determine, (A) Matching Employer Contributions made on behalf of a Participant shall be invested in such Investment Fund or Investment Funds (other than the Company Stock Fund) as directed by the Participant and (B) Matching Employer Contributions directed by the Participant into the Company Stock Fund shall be invested in the American Balanced Fund.

      (b) Effective as of January 17, 2001, except as provided in Paragraphs (i) through (iii) of this Subsection, each Participant may, pursuant to Sections 7.6, 7.7 and 7.8 hereof, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds; provided, however, that if a Participant fails to direct the Investment of Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him, such contributions shall be invested in the American Balanced Fund.

            (i) Before-Tax Contributions and After-Tax Contributions made pursuant to Section 4.1 hereof and Rollover Contributions made pursuant to
      Section 4.12 hereof may not be invested in the FedEx Stock Fund;

            (ii) Until a Participant attains age fifty-five (55), that portion of his Before-Tax Contributions and After-Tax Contributions that (A) have been contributed to the Plan before April 1, 1998, and (B) have been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2 hereof shall remain invested in the Company Stock Fund; provided, however, that a Participant may elect to transfer any portion of such Before-Tax Contributions and After-Tax Contributions invested following December 11, 2003 in the Fidelity Retirement Money Market Portfolio to one or more of the other investment Funds.

            (iii) Until a Participant attains age fifty-five (55), that portion of his Before-Tax Contributions and After-Tax Contributions which have been transferred to the Plan pursuant to Section 4.13 hereof and were used in determining the allocation of matching employer contributions to his account under the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust shall remain invested in the Company Stock Fund and the FedEx Stock Fund; provided; however, that, pursuant to Subsection 7.8(b) hereof, a Participant may elect to transfer any portion of such Before-Tax Contributions and After-Tax Contributions invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds, and provided further, however, that a Participant may elect to transfer any portion of such Before-Tax and After-Tax Contributions invested following December 11, 2003 in the Fidelity Retirement Money Market Portfolio to one or more of the other Investment Funds.

      (c) (i) A Participant's Stock Bonus Portion not previously diversified or eligible for diversification pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust shall remain invested in the Company Stock Fund or the FedEx Stock Fund; provided; however, that, pursuant to Subsection 7.8(b) hereof, a Participant may elect to transfer any portion of his Stock Bonus Portion invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds; and provided further, however, that a Participant may elect to transfer any portion of such Stock Bonus Portion invested following December 11, 2003 in the Fidelity Retirement Money Market Portfolio to one or more of the other Investment Funds.

            (ii) A Participant's Stock Bonus Portion diversified or eligible to be diversified prior to the Effective Date pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust may, pursuant to Sections 7.6 and 7.8 hereof, be invested in one or more Investment Funds (other than the FedEx Stock Fund). A Participant who has made a diversification election of his Stock Bonus Portion prior to the Effective Date may, pursuant to Sections 7.6 and 7.8 hereof, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the FedEx Stock Fund).

            (iii) Effective as of January 17, 2001, a Participant who attains age fifty-five (55) on or after the Effective Date, may make an initial diversification election pursuant to Sections 7.6 and 7.8 hereof to transfer an amount equal to up to one-half (1/2) of his Stock Bonus Portion to one or more Investment Funds (other than the FedEx Stock Fund). A Participant who has made diversification election of his Stock Bonus Portion pursuant to the preceding sentence may, pursuant to Sections 7.6 and 7.8 hereof, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the FedEx Stock Fund).

7.6   CHANGE OF INVESTMENTS.

      (a) (i) Each Participant who is eligible to direct the investment of all or a portion of his Before-Tax Contributions, After-Tax Contributions and Rollover Contributions pursuant to Subsection 7.5(b) hereof may, by direction to the Plan Administrator, change his investment direction with respect to such future Contributions and/or may direct that all or a portion of his Account that is attributable to such prior Contributions (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the FedEx Stock Fund.

            (ii) Each Participant who is eligible to diversify or has diversified any portion of his Stock Bonus Portion pursuant to Paragraphs 7.5(c)(ii) or (iii) may, by direction to the Plan Administrator, direct that all or a portion of his Stock Bonus Portion which is attributable to the amount eligible to be diversified or to the prior amount diversified pursuant to Section 7.5(c)(ii) or (iii) hereof (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the FedEx Stock Fund.

      (b) Notwithstanding the limitations of Section 7.5 hereof, any Participant entitled to a distribution of his Account pursuant to Article VIII hereof may, by direction to the Plan Administrator, irrevocably direct that any portion of his Account not invested in the Company Stock Fund be transferred to the Company Stock Fund prior to the distribution of his Account.

7.7   INVESTMENT DIRECTION AND CHANGE PROCEDURES-FUTURE CONTRIBUTIONS.

      (a) Any change of investments for a Participant's future Contributions permitted by Section 7.6(a)(i) hereof shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of such Contributions to be invested in each of the Investment Funds. Effective as of January 17, 2001, such directions can be executed on a daily basis, or if later, as soon as practicable, in accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.

7.8   INVESTMENT DIRECTION AND CHANGE PROCEDURES-PRIOR CONTRIBUTIONS.

      (a) Any direction to transfer all or a portion of a Participant's Account among the Investment Funds relating to a Participant's prior Contributions permitted by Section 7.6(a)(i) hereof and/or all or a portion of a Participant's Stock Bonus Portion among the Investments Funds permitted by Section 7.6(a)(ii) hereof shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of the Investment Fund (in units or shares, as applicable) to be transferred and the Investment Fund(s) into which it is to be transferred and, in the case of a transfer of a Participant's Stock Bonus Portion, the percentage of the Participant's

Stock Bonus Portion to be transferred. Effective as of January 17, 2001, such directions can be executed on a daily basis, or if later, as soon as practicable, in accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.

      (b) Until July 18, 2002, a Participant may, with respect to the portion of his Account invested in the FedEx Stock Fund, direct the Plan Administrator to transfer all or a portion of his Account to one or more of the other Investment Funds.

7.9   DIRECTIONS TO THE TRUSTEE.

      The Plan Administrator shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 7.5, 7.6, 7.7 and 7.8 hereof and to provide funds for distributions pursuant to Article VIII hereof.

7.10  VOTING OF ALLOCATED COMPANY STOCK AND FEDEX CORP. STOCK.

      (a) All voting rights on shares of Company Stock and FedEx Corp. Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants (and Beneficiaries) acting in their capacity as Named Fiduciaries in accordance with the following provisions of this Section 7.10. The number of shares of Company Stock and FedEx Corp. Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

      (b) As soon as practicable before each annual or special shareholders' meeting of the Company or FedEx Corporation, the Trustee shall furnish or cause to be furnished to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form to be returned to the Trustee requesting confidential instructions from the Participant, acting in his capacity as a Named Fiduciary, on how the shares of Company Stock or FedEx Corp. Stock credited to such Participant's Account are to be voted by the Trustee. The Company shall cooperate with the Trustee to insure that Participants receive the requisite information with respect to Company Stock in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of shares of Company Stock or FedEx Corp. Stock credited to his Account and how Non-Directed Shares (as defined below) and Unallocated Shares (as defined below) will be voted. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. For purposes of this Section 7.10 and Section 7.11 hereof, (i) the term "Non-Directed Shares" shall mean those shares of Company Stock or FedEx Corp. Stock credited to Participants' Accounts for which instructions are not timely received by the Trustee, as well as shares of Company Stock or FedEx Corp. Stock credited to Participants' Accounts after the Valuation Date used under this Section 7.10 or section 7.11, as applicable, for purposes of determining the number of shares credited to each Participant's Account, and
(ii) the term "Unallocated Shares" shall mean any shares of Company Stock or FedEx Corp. Stock not credited to the Participants' Accounts.

      (c) With respect to all corporate matters submitted to shareholders, each Participant who has shares of Company Stock or FedEx Corp. Stock credited to his Account, acting as a Named Fiduciary shall be entitled to direct the voting of shares of Company Stock or FedEx Corp. Stock (including fractional shares to 1/1000th of a share) credited to his Account. With respect to shares of Company Stock or FedEx Corp. Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.

      (d) For periods prior to January 1, 2003, each Participant who has shares of Company Stock or FedEx Corp. Stock credited to his Account and who is entitled to vote on any matter presented for a vote by the shareholders, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the vote of a portion of the Non-Directed Shares and the Unallocated Shares. Such direction shall apply to such number of votes equal to the total number of votes attributable to Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or FedEx Corp. Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or FedEx Corp. Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

      (e) Effective January 1, 2003, the Trustee shall vote Non-Directed Shares and Unallocated Shares in the same proportion as it votes shares of Company Stock for which it receives timely and proper voting directions.

      (f) The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company or any Controlled Group Member or FedEx Corporation except as otherwise required by law.

7.11  TENDER OF ALLOCATED COMPANY STOCK OR FEDEX CORP. STOCK.

      (a) APPLICABILITY. Except as otherwise expressly provided in the Plan, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of Company Stock or FedEx Corp. Stock held by it under the Plan. All tender or exchange decisions with respect to Company Stock or FedEx Corp. Stock shall be made by the Trustee only as directed by the Participants (and Beneficiaries), acting in their capacity as Named Fiduciaries, in accordance with the following provisions of this Section
7.11. The number of shares of Company Stock or FedEx Corp. Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

      (b) INSTRUCTIONS TO TRUSTEE. In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock or FedEx Corp. Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock or FedEx Corp. Stock held by the Trustee, the Trustee shall advise each Participant who has shares of Company Stock or FedEx Corp. Stock credited to his Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares of Company Stock or FedEx Corp. Stock credited to such Participant's Account. The materials furnished to the Participants shall include:

            (i) a notice from the Trustee explaining Participants' rights to instruct the Trustee with respect to shares of Company Stock or FedEx Corp. Stock credited to their Accounts, and, how the Trustee will treat Non-Directed Shares and Unallocated Shares, as provided herein; and

            (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Company and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Company in their discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Company or the Trustee, the Company or the Trustee, as applicable, shall be furnished with complete copies of all such materials. The Company and the Trustee shall cooperate with each other to insure that Participants receive the requisite information with respect to Company Stock in a timely manner.

      (c) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: ALLOCATED SHARES. COMPANY STOCK OR FEDEX CORP. Stock credited to his Account, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or FedEx Corp. Stock credited to his Account (including fractional shares to 1/1000th of a share). With respect to shares of Company Stock or FedEx Corp. Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant.

      (d) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: NON-DIRECTED AND UNALLOCATED SHARES.

            (i) For periods prior to January 1, 2003, each Participant who has shares of Company Stock or FedEx Corp. Stock credited to his Account and who is entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or FedEx Corp. Stock credited to his Account, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the tender or exchange of a portion of the Non-Directed Shares and the Unallocated Shares. Such directions shall apply to such number of Non-Directed Shares and Unallocated Shares equal to the total number of Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or FedEx Corp. Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or FedEx Corp. Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

            (ii) Effective January 1, 2003, in the event an offer shall be received by the Trustee to purchase or exchange any shares of Company Stock held by the Trustee, the Trustee shall not tender Non-Directed Shares, and shall tender Unallocated Shares in the same proportions as it tenders shares of Company Stock as to which it receives timely and proper tender directions with respect to such offer.

      (e) CONFIDENTIALITY. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, any Controlled Group Member or FedEx Corporation, or the Plan Administrator, except as otherwise required by law.

      (f) WITHDRAWAL OF SHARES. In the event, under the terms of a tender offer or otherwise, any shares of Company Stock or FedEx Corp. Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner and in the same proportion as shall be timely received by the Trustee from Participants entitled under this
Section 7.11 to give instructions as to the sale, exchange or transfer of shares of Company Stock or FedEx Corp. Stock pursuant to such offer, acting in their capacity as Named Fiduciaries.

      (g) PARTIAL OFFERS. In the event that an offer for fewer than all of the shares of Company Stock or FedEx Corp. Stock held by the Trustee shall be received by the Trustee, the total number of shares of Company Stock or FedEx Corp. Stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among Participants' Accounts on a pro rata basis in accordance with the directions received from Participants with respect to shares of Company Stock or FedEx Corp. Stock credited to their Accounts and the proportional tender of Unallocated Shares.

      (h) MULTIPLE OFFERS.

            (i) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Subsections
      (a) through (g) hereof regarding such offer, and, prior to the termination of such offer, another offer is received by the Trustee for the shares of Company Stock or FedEx Corp. Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants in their capacity as Named Fiduciaries:

                  (A) with respect to shares of Company Stock or FedEx Corp.
            Stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares of Company Stock or FedEx Corp. Stock so withdrawn for sale, exchange or transfer pursuant to the second offer, and

                  (B) with respect to shares of Company Stock or FedEx Corp.
            Stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such shares of Company Stock or FedEx Corp. Stock for sale, exchange or transfer pursuant to the second offer.

            (ii) The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Subsections (a) to (g) hereof. With respect to any further offer for any Company Stock or FedEx Corp. Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Subsection (h).

      (i) TENDER BY COMPANY. Subject to any provisions in the Plan to the contrary, in the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Company Stock in such offer, in which event, the foregoing provisions of this Section 7.11 shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Company Stock in such offer.

                   ARTICLE VIII. DISTRIBUTIONS AND WITHDRAWALS

8.1   DISTRIBUTIONS ONLY AS PROVIDED.

      (a) A Participant's Account shall only be distributable as provided in this Article. A Participant or Death Beneficiary who is eligible to receive a distribution or withdrawal under the Plan may apply to receive such a distribution or withdrawal on the form or in the manner prescribed by the Plan Administrator, furnishing such information as the Plan Administrator may reasonably require, including any authority in writing that the Plan Administrator may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. No application for a distribution pursuant to Section 8.2 or 8.3 hereof may be made prior to the Participant's Termination of Employment.

      (b) The Plan Administrator shall provide a Participant who has requested a distribution pursuant to Section 8.2(a) hereof or a withdrawal pursuant to
Section 8.8 or 8.10 hereof with a general description of the optional forms of benefit available under the Plan and the right to defer receipt of such distribution or withdrawal within the period provided in Section 8.12(b) hereof (unless such period is waived as permitted in Section 8.12(b) hereof).

8.2   DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT (OTHER THAN DEATH).

      (a) A Participant shall be eligible to receive a distribution of his Account, as provided in Section 8.4 hereof, due to his Termination of Employment (other than by reason of death). A distribution pursuant to this Subsection shall be paid to a Participant as soon as practicable after the Participant has filed his application with the Plan Administrator pursuant to Section 8.1 hereof; provided, however, that a distribution on account of a Participant becoming Totally and Permanently Disabled shall be paid to a Participant as soon as practicable after the Participant has become Totally and Permanently Disabled and the Participant has filed his application with the Plan Administrator pursuant to Section 8.1 hereof.

      (b) Effective as of January 1, 1998, notwithstanding the provisions of Subsection (a) of this Section, (i) if the value of the Account of a Participant who is eligible for a distribution under Subsection (a) of this Section does not exceed $5,000, such Account shall be paid to him in a lump sum payment after such Termination of Employment or after the Participant has been determined to be Totally and Permanently Disabled, and (ii) if distribution of the Account of a Participant who has a Termination of Employment or is determined to be Totally and Permanently Disabled has not been made solely because the Participant has not filed his application pursuant to Section 8.1, his Account shall be paid to him no later than the date provided in Section 8.6(b)(i) hereof. Effective January 1, 2002, for purposes of this Section 8.2(b), a Participant's Rollover Contributions hereto shall be included in determining the value of the Participant's Account.

      (c) If a Participant who has a Termination of Employment should again become an Employee before completion of the distribution of his Account, such distribution shall cease until the Participant again has a Termination of Employment.

8.3   DISTRIBUTION UPON DEATH.

      (a) In the case of the death of a Participant, the Participant's Death Beneficiary shall be eligible to receive a distribution of the Participant's Account as provided in Section 8.4 hereof. Distributions pursuant to this Subsection shall be paid to a Death Beneficiary as soon as practicable after the Death Beneficiary has filed an application with the Plan Administrator pursuant to Section 8.1 hereof.

      (b) Effective as of January 1, 1998, notwithstanding the provisions of Subsection (a) of this Section, (i) if the value of the Account of a Participant who died does not exceed $5,000, such Account shall be paid to his Death Beneficiary in a lump sum payment after the date of death and (ii) if distribution of the Account of a Participant who died has not been made solely because the Death Beneficiary has not filed his application pursuant to Section
8.1 hereof, such Account shall be paid to the Death Beneficiary no later than the date provided in Section 8.6(b)(ii) hereof. Effective January 1, 2002, for purposes of this Section 8.3(b), a Participant's Rollover Contributions hereto shall be included in determining the value of the Participant's Account.

      (c) In the case of the death of a Participant, the Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive a distribution from the Account of a deceased Participant as the Plan Administrator may deem desirable. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

8.4   DISTRIBUTION OPTIONS.

      (a) Except as provided in Subsection (b) of this Section, all distributions of a Participant's Account hereunder shall be made in a single lump sum payment.

      (b) (i) A Participant may elect to receive his Account in ten (10) successive annual installments. The Death Beneficiary of a Participant may elect to receive the entire portion of the Participant's Account in ten (10) successive annual installments.

            (ii) The elections permitted by this Subsection shall be effective by giving written notice thereof to the Plan Administrator. No election hereunder shall be revocable at any time less than six (6) months prior to the Participant's Termination of Employment or the time death benefits are scheduled to commence, as applicable.

            (iii) The payment date of the first such installment shall be as soon as practicable after the Participant or Death Beneficiary has filed his application with the Plan Administrator pursuant to Section 8.1 hereof, and payment dates of the succeeding nine (9) payments shall be annually thereafter during the month in which falls the anniversary of the first payment date; provided, however, that, in the case of a Termination of Employment on account of Total and Permanent Disability, the payment date of the first such installment shall be as soon as practicable after the Participant has been determined to be Totally and Permanently Disabled, and the Participant has filed his application with the Plan Administrator pursuant to Section 8.1 hereof and made his election pursuant to Paragraph (ii) of this Section. A Participant may not elect to postpone commencement of such installment payments if the exercise of such election will cause benefits under the Plan with respect to such Participant in the event of his death to be more than "incidental" under Code Section 401(a)(9) and Treasury regulations promulgated thereunder.

            (iv) Such annual installments shall be paid in equal portions of the aggregate amount vested in the Participant's Account immediately prior to commencement of the installment payments, and any additional amounts as may be credited to him in any year during the nine (9) year distribution period shall be paid to him on the next installment payment date as specified in Paragraph (iii) of this Subsection.

8.5   FORM AND VALUATION OF DISTRIBUTION.

      (a) The distribution of a Participant's Account (or portion thereof) pursuant to this Article shall be as follows:

            (i) Effective as of November 1, 1999, the portion of such Account that is invested in the Company Stock Fund or the FedEx Stock Fund shall be distributed in kind.

      Notwithstanding the previous sentence, a Participant may elect, in the form and manner prescribed by the Plan Administrator, to receive a distribution of the portion of such

      Account that is invested in the Company Stock Fund or the FedEx Stock Fund in cash, provided, however, that if a Participant fails to make such an election, the portion of such Account that is invested in the Company Stock Fund or the FedEx Stock Fund shall be distributed in kind. A distribution in kind shall occur by the transfer of whole shares of Company Stock or FedEx Corp. Stock, as applicable, and cash for any uninvested dividends allocable to such Participant. The value of such Company Stock or FedEx Corp. Stock, as applicable, shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

            (ii) The portion of the Participant's Account that is invested in any of the Investment Funds other than the Company Stock Fund or the FedEx Stock Fund shall, at the Participant's (or, if applicable, the Death Beneficiary's) election, be distributed in cash or, to the extent available and provided below, in kind. To effect a distribution in kind, the Trustee shall determine the portion of the Participant's Account that is distributable in whole shares, which the Trustee shall distribute in kind. The portion of the Participant's Account that is not distributable in whole shares (as determined by the Trustee) and the portion that is attributable to fractional shares shall be distributed in cash. The value of the portion of the Participant's Account distributable pursuant to this Paragraph shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

            (iii) The portion of the Participant's Account that is attributable to Contributions that have not yet been invested in any Investment Fund shall be distributed in cash. The value of such Contributions shall be the pro-rata value of any applicable investment or account in which such Contributions were held as of the immediately preceding Valuation Date or such other date required by law.

      (b) Any Participant who is entitled to a distribution of his Account pursuant to this Article may, by direction to the Plan Administrator, irrevocably elect to have any portion of his Account not invested in the Company Stock Fund transferred to the Company Stock Fund before such distribution is made.

      (c) The Plan Administrator may postpone the distribution to a Participant to allow an election pursuant to Subsection (b) of this Section to take effect.

      (d) Notwithstanding (a) through (c) above, effective January 1, 2003, unless a Participant (or his Death Beneficiary) elects otherwise (at the time and in the manner prescribed by the Plan Administrator), a mandatory distribution pursuant to Section 8.2(b) or 8.3(b) hereof shall be made entirely in cash.

8.6   LATEST TIME OF DISTRIBUTIONS.

      (a) The distribution of a Participant's Account shall begin as provided in the preceding Sections of this Article, but (subject to the consent requirements of Section 8.1 hereof) in no event later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

            (i)   the date the Participant attains age sixty-five (65);

            (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

            (iii) the date of the Participant's Termination of Employment.

      (b)   (i)   Effective as of January 1, 1997, notwithstanding any other provision of the Plan, to the extent required under Code Section 401(a)(9), for purposes of a Participant who is a 5% owner (as defined in Code Section 416) or who attains age 70 1/2 prior to January 1, 1999, distribution of such Participant's Account must commence not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2, and for purposes of a Participant (other than a Participant who is a 5% owner (as defined in Code Section 416)) who attains age 70 1/2 on or after January 1, 1999, distribution of such Participant's Account must commence not later than the later of (A) the calendar year in which the Participant attains age 70 1/2 or (B) the calendar year in which the Participant incurs a Termination of Employment.

            (ii) If a Participant dies before the distribution of such Participant's Account has begun, then the entire Account will be distributed within five years after the death of such Participant, unless
      (A) any portion of the Participant's Account is payable to (or for the benefit of) his Beneficiary, whereupon such portion will be distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) and will begin not later than one year after the date of the Participant's death (or such later date as the Secretary of the Treasury may by regulations prescribe), or (B) any portion of the Participant's Account is payable to (or for the benefit of) a Beneficiary who is the surviving Spouse of the Participant, whereupon such portion will be distributed over the life of the surviving Spouse or over a period not extending beyond the life expectancy of the surviving Spouse) and begin not later than the date on which the Participant would have attained age 70 1/2 (provided that if the surviving Spouse dies before the distribution to such Spouse begins, then the five-year distribution requirement is to be applied as if the surviving Spouse were the Participant).

      (c) Distributions under the Plan shall be made in a manner that satisfies Code Section 401(a)(9) and Treasury Regulations issued thereunder, including Treasury Regulation Section 1.401(a)(9)-2, which provisions are hereby incorporated into the Plan by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

8.7   MINIMUM REQUIRED DISTRIBUTIONS FOR CALENDAR YEARS AFTER 2002.

      (a)   GENERAL RULES.

            (i) Effective Date. The provisions of this Section 8.7 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

            (ii) Precedence. The requirements of this Section 8.7 will take precedence over any inconsistent provisions of the Plan.

            (iii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.7 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

            (iv) TEFRA Section 242. Notwithstanding the other provisions of this Section 8.7, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

      (b)   TIME AND MANNER OF DISTRIBUTION.

            (i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

            (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (A) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  (B) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                  (C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (D) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.7(b)(ii), other than Section 8.7(b)(ii)(A), will apply as if the surviving spouse were the Participant.

      For purposes of this Section 8.7(b)(ii) and Section 8.7(d) hereof, unless
      Section 8.7(b)(ii)(D) hereof applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 8.7(b)(ii)(D) hereof applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under
      Section 8.7(b)(ii)(A) hereof. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.7(b)(ii)(A) hereof), the date distributions are considered to begin is the date distributions actually commence.

            (iii) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 8.7(c) and (d) hereof. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

      (c)   REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME.

            (i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                  (A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                  (B) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

            (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this

      Section 8.7(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

      (d)   REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH.

            (i)   Death on or After Date Distributions Begin.

                  (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's Designated Beneficiary, determined as follows:

                        (I) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                        (II) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                        (III) If the Participant's surviving spouse is not the
                  Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (ii)  Death Before Date Distributions Begin.

                  (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's Designated Beneficiary, determined as provided in
            Section 8.7(d)(i) hereof.

                  (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.7(b)(ii)(A) hereof, this
            Section 8.7(d)(ii) will apply as if the surviving spouse were the Participant.

      (e)   DEFINITIONS.

            (i) "DESIGNATED BENEFICIARY." The individual who is designated as the Death Beneficiary under Subsection (b) of the definition of the term "Death Beneficiary" in Article II hereof and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            (ii) "DISTRIBUTION CALENDAR YEAR." A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.7(b)(ii) hereof. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

            (iii) "LIFE EXPECTANCY." Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            (iv) "PARTICIPANT'S ACCOUNT BALANCE." The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year ("Valuation Calendar Year") increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

            (iv) "REQUIRED BEGINNING DATE." April 1 (or if such date is not a business day, the next preceding business day) of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 -1/2, or (B) if the Participant is not a "5% owner" (within the meaning of Code Section 416) of the Employer with respect to the calendar year in which the Participant attains age 70 -1/2, the calendar year in which the Participant incurs a Termination of Employment.

8.8   WITHDRAWAL REQUESTED BY PARTICIPANT.

      (a) Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Account other than his Stock Bonus Portion as provided and in the order set forth below:

            (i) A Participant may withdraw all or a part of the portion of his Account attributable to After-Tax Contributions credited to his Account before January 1, 1987 (excluding earnings and appreciation thereon);

            (ii) A Participant who has withdrawn all such pre-1987 After-Tax Contributions may withdraw all or a part of his Account attributable to the remaining After-Tax Contributions credited to his Account (including earnings and appreciation thereon);

            (iii) A Participant who has withdrawn all such pre-1987 and post-1986 After-Tax Contributions may withdraw all or part of his Account attributable to the earnings and appreciation on his pre-1987 After-Tax Contributions;

            (iv) A Participant who has withdrawn all amounts attributable to his After-Tax Contributions may withdraw all or a part of his Account attributable to Rollover Contributions (including earnings and appreciation thereon);

            (v) A Participant who has withdrawn all amounts attributable to his After-Tax Contributions may withdraw all or a part of his Account attributable to Matching Employer Contributions (including earnings and appreciation thereon); provided, however, that Matching Employer Contributions (including earnings and appreciation thereon) that have not been held in his Account for at least two (2) years may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years. Withdrawals permitted pursuant to above provision shall first distribute all or a part of the shares of FedEx Corp. Stock attributable to Matching Employer Contributions from a Participant's Account before any shares of Company Stock attributable to Matching Employer Contributions from a Participant's Account are distributed. This Section 8.8(a)(v) shall not apply to any Safe Harbor Matching Contributions (including earnings and appreciation thereon);

            (vi) A Participant who is at least fifty-nine and one-half (59 1/2) years old, who has withdrawn all amounts described in Paragraphs (i) through (v) of this Subsection may withdraw all or a part of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto) and Safe Harbor Matching Contributions (including any income allocable thereto).

      (b) Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Stock Bonus Portion invested in FedEx Corp. Stock; provided, however, that any portion of the Stock Bonus Portion invested in FedEx Corp. Stock that has not been held in the Participant's Account for at least two (2) years may not be withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years. For purposes of this Subsection, the calculation of a Participant's years of participation in the Plan shall include the Participant's year(s) of participation in the Roadway Services, Inc. Stock Bonus Plan and Trust. Any withdrawal of FedEx Corp. Stock pursuant to this Subsection shall be distributed in a single lump sum payment, in whole shares of FedEx Corp. Stock in kind, plus cash equal to the value of any fractional shares.

      (c) Effective as of January 17, 2001, notwithstanding the foregoing provisions of this Section 8.8, upon prior written notice filed with the Plan Administrator, during the period commencing on January 17, 2001 and terminating on July 17, 2002, an Employee may make withdrawals from his (i) Stock Bonus Portion invested in the FedEx Stock Fund, (ii) After-Tax Contributions invested in the FedEx Stock Fund, or (iii) Company Matching Contributions invested in the FedEx Stock Fund. If an Employee makes a withdrawal from the FedEx Stock Fund in accordance with this Section 8.8(c), such Employee's Stock Bonus Portion invested in the FedEx Stock Fund shall first be reduced. If the amount of the withdrawal exceeds such Employee's Stock Bonus Portion invested in the FedEx Stock Fund, such Employee's After-Tax Contributions invested in the FedEx Stock Fund shall be reduced. If the amount of the withdrawal exceeds such Employee's Stock Bonus Portion invested in the FedEx Stock Fund and After-Tax Contributions invested in the FedEx Stock Fund, such Employee's Company Matching Contributions invested in the FedEx Stock Fund shall be reduced. Such withdrawals may be made in cash or in kind, at the election of the Employee, provided, however, that fractional shares may be distributed only in cash.

      (d) Any withdrawal requested pursuant to this Section prior to a Participant's Termination of Employment will continue to be processed pursuant to this Section notwithstanding a Participant's subsequent Termination of Employment.

8.9   SUSPENSION OF CONTRIBUTIONS UPON WITHDRAWAL.

      (a) Any Participant who makes a withdrawal, pursuant to Section 8.8(a)(v) hereof, of any portion of his Account not invested in FedEx Corp. Stock, a withdrawal pursuant to Section 8.8(a)(vi) hereof or has made a withdrawal pursuant to similar provisions in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust may not make any After-Tax Contributions or have any Before-Tax Contributions or Matching Employer Contributions made for him for six (6) months thereafter (twelve (12) months with respect to such withdrawals made before July 1, 2002). If a Participant has had his Before-Tax Contributions and/or After-Tax Contributions suspended during the period beginning on July 1, 2001 and ending on June 30, 2002, pursuant to this Section, his mandatory suspension period will expire on the later of (i) the date that is six (6) months from the beginning of the mandatory suspension period, or (ii) July 1, 2002.

      (b) A Participant's Contributions that have been suspended pursuant to this Section will resume as of the first pay period after the period of suspension if he is an Eligible Employee on that date.

8.10  HARDSHIP WITHDRAWALS.

      (a) A Participant who is an Employee and who has obtained all available withdrawals under the Plan, other than Hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Controlled Group, may request, a withdrawal on account of Hardship of all or a portion of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto). Upon making a determination that the Participant is entitled to a withdrawal on account of Hardship, the Plan Administrator shall direct the Trustee to distribute to such Participant from his Account, the amount of his Before-Tax Contributions determined by the Plan Administrator to be necessary to alleviate such Hardship (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from such withdrawal).

      (b) If a withdrawal on account of Hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:

            (i) the Participant's Before-Tax Contributions and After-Tax Contributions (or any comparable contributions to any other qualified or non-qualified plan, other than a health or welfare benefit plan, maintained by the Controlled Group) shall be suspended for a period of six
      (6) months (twelve (12) months with respect to Hardship withdrawals under this Section 8.10 made before July 1, 2002) following receipt of the Hardship withdrawal; and

            (ii) for taxable years beginning before January 1, 2002, the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan, other than health or welfare benefit plan, maintained by the Controlled Group) for the taxable year of the Hardship withdrawal.

      (c) If a Participant has had his Before-Tax Contributions and/or After-Tax Contributions suspended during the period beginning on July 1, 2001 and ending on June 30, 2002, pursuant to this Section, his mandatory suspension period will expire on the later of (i) the date that is six (6) months from the beginning of the mandatory suspension period, or (ii) July 1, 2002.

8.11  DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS.

      Notwithstanding anything in the Plan to the contrary, if a qualified domestic relations order (as defined in Code Section 414(p)) so provides, the portion of the Participant's Account payable to the alternate payee(s) (as defined in Code Section 414(p)) may be paid to such alternate payee(s) at any time on or after the date on which the Plan Administrator receives such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The portion of the Participant's Account so payable shall be valued on the Valuation Date specified in such order.

8.12  DIRECT ROLLOVERS.

      (a)   If a Participant, Spouse or alternate payee (as defined in Code
Section 414(p)) is eligible to receive a distribution or withdrawal from the Plan that constitutes an Eligible Rollover Distribution and such individual elects to have all or a portion (but not less than $500) of such distribution or withdrawal paid directly to an Eligible Retirement Plan and specifies the Eligible Retirement Plan to which the distribution or withdrawal is to be paid, such distribution or withdrawal (or portion thereof) shall be made in the form of a direct rollover to the Eligible Retirement Plan so specified. A direct rollover is a payment made by the Plan directly to the Eligible Retirement Plan. The Plan Administrator shall prescribe reasonable procedures for elections to be made pursuant to this Section.

      (b) The Plan Administrator shall provide a Participant, Spouse or alternate payee who will receive an Eligible Rollover Distribution with a written notice describing his rights under this Section, such other information required to be provided under Code Section 402(f), and, if applicable, the information required under Section 8.1(b) hereof no less than thirty (30) days nor more than ninety (90) days before the date scheduled for payment of such Distribution; provided, however, that a Participant, Spouse or alternate payee may elect to waive such 30-day requirement if (i) he is clearly informed by the Plan Administrator of his rights, if applicable, to a period of at least thirty
(30) days after receiving the written notice to consider whether or not to elect a distribution or withdrawal and/or to elect a particular form of benefit and
(ii), after receiving the written notice, he affirmatively elects the distribution or withdrawal. Nothing contained in this Subsection shall be construed to accelerate the timing of a distribution or withdrawal otherwise provided in the Plan.

      (c)   This Section 8.12 is intended to comply with the provisions of Code
Section 401(a)(31) and shall be interpreted in accordance with such Code Section and Treasury regulations issued thereunder.

8.13  LOANS.

      The following loan provisions are effective as of July 1, 1998.

      (a) A Participant who is either an Employee of an Employer or a Controlled Group Member or a "party-in-interest" (as defined in ERISA Section 3(14)) may apply on a form or in a manner provided by the Plan Administrator for a loan from his Account. Effective as of July 1, 1998, each loan shall be charged against the Participant's Account in the following order: first, against the Participant's Rollover Contributions Sub-Account (if any); second, to the extent necessary, against the Participant's Qualified Nonelective Contributions Sub-Account (if any); third, to the extent necessary, against the Participant's Matching Employer Contributions Sub-Account (if any); fourth, to the extent necessary, against the Participant's Profit Sharing Contributions Sub-Account (if any); fifth, to the extent necessary, against the Participant's Before-Tax Contributions Sub-Account, and finally, to the extent necessary, against the Participant's Stock-Bonus Sub-Account.

      (b) Each loan shall be in an amount which is not less than $1,000. A Participant may (i) have only one loan outstanding at any time, and (ii) for periods from July 1, 1998 through December 31, 2002, be granted only two loans in any twelve (12) month period. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group) shall be an amount which does not exceed the lesser of:

            (i) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of such other loans on the date on which such loan is made; or

            (ii) 50% of the value of such Participant's Account on the date on which such loan is made.

      (c) Effective January 1, 2003, for each Participant for whom a loan is authorized pursuant to this Section, the Plan Administrator shall direct the Trustee (i) to liquidate, within each of the Participant's Subaccounts that will provide funds for the loan, as provided in (a) above, the Participant's interests in the Investment Funds on a pro rata basis to the extent necessary to provide funds for the loan, (ii) to disburse such funds to the Participant upon the Participant's completion of such loan application and other documentation as the Plan Administrator shall prescribe, and (iii) to establish and maintain a separate account receivable within the Participant's Account which initially shall be in the amount of the loan and shall be reduced as payments of principal and interest on the loan are made. All payments of principal and interest by a Participant shall be credited against the foregoing account receivable, and then invested in the Investment Funds pursuant to the provisions regarding the investment of Contributions under Section 7.5 hereof.

      (d)   Effective January 1, 2003, loans made pursuant to this Section:

            (i) Shall be made available to all Participants on a reasonably equivalent basis;

            (ii) Shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

            (iii) Shall be secured by the account receivable described in (c) above; and

            (iv)  Shall be subject to the following terms and conditions:

                  (A) The Loan shall carry a reasonable rate of interest, determined by the Plan Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances;

                  (B) The loan shall be repaid within a specified period of time, which period of time shall not be less than one (1) year, nor more than five (5) years, from the date on which the loan is made;

                  (C) The loan shall be repaid in equal payments over the term of the loan, with payments not less frequently than monthly;

                  (D) With respect to a Participant who is an Employee, the loan shall be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period and such payroll deductions shall not result in a reduction of the Participant's compensation below a reasonable level, as determined by the Plan Administrator;

                  (E) The loan shall be prepayable in whole or in specified increments (as determined from time-to-time by the Plan Administrator) at any time without penalty; and

                  (F) The loan shall become due and payable 90 days after the first to occur of the following default events (a "Default"):

                        (1) the Participant's failure to make required payments on the loan;

                        (2) in the case of a Participant who is an Employee at the time the loan is made and who ceases to be a "party in interest" within the meaning of ERISA Section 3(14), upon the Participant's voluntary Termination of Employment, involuntary Termination of Employment, death or retirement;

                        (3) in the case of a Participant who is not an Employee at the time the loan is made, commencement of distribution of his Account; or

                        (4) the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

      (e) Effective January 1, 2003, notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the account receivable described in (c) above. Any amount of principal or interest due and unpaid on the loan at the time of any Default on the loan shall be satisfied by deduction from such account receivable, and shall be deemed to have been distributed to the Participant immediately upon such Default.

      (f) All principal and interest paid with respect to any loan shall be allocated to the Sub-Accounts that funded such loan, pro rata based on the portion of the loan that was funded by each such Sub-Account. Effective as of July 1, 1998, all loan repayments shall be invested in the Investment Funds pursuant to the Participant's direction under Sections 7.5, 7.6, 7.7 and 7.8 hereof, except that 20% of all loan repayments of amounts disbursed from the FedEx Stock Fund shall be invested in the Company Stock Fund and the remaining 80% of all loan repayments of amounts disbursed from the FedEx Stock Fund shall be invested in the Investment Funds pursuant to the Participant's direction under Sections 7.5, 7.6, 7.7 and 7.8 hereof.

      (g) Effective as of July 1, 1996, notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) for Participants on a leave of absence for "qualified military service" (as defined in Section 12.15 hereof).

                     ARTICLE IX.       ADMINISTRATION OF THE
                       PLAN AND FIDUCIARY RESPONSIBILITIES

9.1   RESPONSIBILITY FOR PLAN ADMINISTRATION.

      Except to the extent that particular responsibilities are otherwise assigned or delegated to other Fiduciaries under the Plan, the Plan Administrator shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him pursuant to provisions of the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund, if pursuant to the Plan, he is assigned or delegated any multiple fiduciary capacities.

9.2      NAMED FIDUCIARIES.

      (a) For the purposes of the Plan, the Named Fiduciaries shall be as follows: (a) the Plan Administrator, (b) the Administrative Committee for periods prior to January 1, 2003, (c) the Investment Committee for periods after December 10, 2003, and (d) the Trustee. For purposes of Sections 7.10 and 7.11 hereof only, Participants and their Beneficiaries shall be Named Fiduciaries.

      (b) The Company may, by written instrument, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument that relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

9.3   DELEGATION OF FIDUCIARY RESPONSIBILITIES BY PLAN ADMINISTRATOR.

      (a) Each of the Plan Administrator and, for periods prior to January 1, 2003, the Administrative Committee, may to the extent permitted by law, delegate to any person or persons any one or more of its powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.

      (b) Any delegation pursuant to Subsection (a) of this Section, (i) shall be signed on behalf of the Plan Administrator or Administrative Committee, as applicable, and be delivered to and accepted in writing by the delegatee, (ii) shall contain such provisions and conditions relating to such delegation as the Plan Administrator or Administrative Committee, as applicable, deems appropriate, (iii) shall specify the powers, functions, duties and/or responsibilities therein delegated, (iv) may be amended from time to time by written agreement signed on behalf of the Plan Administrator or Administrative Committee, as applicable, and by the delegatee and (v) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.

9.4   IMMUNITIES.

Except as otherwise provided in Section 9.5 hereof or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility that is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan;
(b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct;
(c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the certified public accountants appointed to audit a Controlled Group Member's financial statements, or upon any certificate, statement or other representation made by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

9.5   LIMITATION ON EXCULPATORY PROVISIONS.

      Notwithstanding any other provision of the Plan, no provision of the Plan shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Subtitle B of Title 1 of ERISA.

9.6   ADMINISTRATIVE COMMITTEE.

      (a) The Plan Administrator may establish an Administrative Committee to which it may delegate its responsibilities. (For periods prior to December 11, 2003, the Company was required to appoint the Administrative Committee.) The Administrative Committee shall consist of two (2) or more Employees or officers of the Company who have accepted appointment thereto. The members of the Administrative Committee shall serve at the discretion of the Plan Administrator and may resign by delivering written resignation to the Plan Administrator. Vacancies on the Administrative Committee arising for any reason shall be filled by the Plan Administrator, provided that any vacancy unfilled for thirty (30) days may be filled by a majority vote of the remaining members of the Administrative Committee.

      (b) Members of the Administrative Committee (or any other person to whom the Plan Administrator has delegated responsibility hereunder) shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as it is recognized that such members (or such other person) may be Employees of the Employer and Participants in the Plan; provided, however, that no member of the Administrative Committee (and no Plan Administrator delegate) shall have any right to vote upon or decide any matter relating solely to his own rights under the Plan.

      (c) The Administrative Committee may (i) delegate to one or more of its members the right to act on its behalf in any one or more matters connected with the administration, management and interpretation of the Plan, and (ii) appoint from its members such subcommittees (of one or more such members), with such powers, as it shall determine.

      (d) The Administrative Committee (or any other person to whom the Plan Administrator has delegated responsibilities hereunder) may employ such counsel (including legal counsel who may be counsel for any Controlled Group Member) and agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense to the Trust Fund unless the Company makes such payments directly. Members of the Administrative

Committee or any subcommittee thereof (or any Plan Administrator delegate) shall be fully protected in acting or refraining to act in accordance with the advice of legal or other counsel.

      (e) The members of the Administrative Committee and their delegates (and any person to whom the Plan Administrator has delegated responsibilities hereunder), shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, counsel or other expert who is engaged by the Administrative Committee (or any Plan Administrator delegate), and the members of the Administrative Committee and their delegates (and any Plan Administrator delegate) shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

      (f) The Administrative Committee may allocate fiduciary or other responsibilities among its members, and to the extent permitted by law, to designate persons and committees other than its members to carry out fiduciary or other responsibilities under the Plan.

      (g) The Administrative Committee, and any person designated by it pursuant to Subparagraph (f) above to whom such power is granted, may employ one or more persons to render advice with regard to any responsibility the Administrative Committee or such person has under the Plan.

      (h) Except to the extent otherwise provided by law, if any duty or responsibility of the Administrative Committee has been allocated or delegated to any other person in accordance with any provision of this Plan, then the Administrative Committee will not be liable for any act or omission of such person in carrying out such duty or responsibility.

      (i) The members of the Administrative Committee (and any Plan Administrator delegate) shall serve without compensation (other than compensation received as Employees of the Company or any Controlled Group Member), but all reasonable expenses of the Administrative Committee (and any Plan Administrator delegate) shall be paid from the Trust Fund unless the Company makes such payments directly.

9.7   INTERPRETATION OF THE PLAN AND FINDINGS OF FACT.

      (a) The Plan Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Plan Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Plan Administrator:

            (i) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

            (ii) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto), and

            (iii) to conduct the claims procedures specified in Article X hereof.

      (b) All decisions of the Plan Administrator as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article X hereof.

9.8   INVESTMENT COMMITTEE.

      (a) Notwithstanding any other provision of the Plan, for periods after December 10, 2003, the Company (as Plan sponsor) may establish an Investment Committee to manage and invest the Trust Fund. The Investment Committee shall consist of two (2) or more Employees or officers of the Company who have accepted appointment thereto. The members of the Investment Committee shall serve at the discretion of the Company and may resign by delivering written resignation to the Company. Vacancies on the Investment Committee arising for any reason shall be filled by the Company.

      (b) Except as otherwise provided in the Trust Agreement, or by the Company, the Investment Committee shall have exclusive authority and discretion to manage and direct the investment of the Trust Fund, subject to the Participants' direction of the investment of their Accounts pursuant to Article VII hereof. Without limiting the generality of the foregoing sentence, the Investment Committee shall have the authority (i) to appoint an investment manager or managers (within the meaning of ERISA Section 3(38)) with respect to all or any part of the Trust Fund to the extent permitted by the terms of the Trust Agreement, (ii) to allocate the money and property constituting the Trust Fund among different Investment Funds, and (iii) to monitor the performances of the Trustee, any investment managers and the Investment Funds and to report on such performances to the Company. The foregoing list of powers is not intended to be either complete or exclusive, and the Investment Committee shall, in addition, have such powers as it may determine to be necessary for the performance of its duties under the Plan.

      (c) The Investment Committee may (i) delegate to one or more of its members the right to act on its behalf in any one or more matters connected with the management and investment of the Trust Fund, and (ii) appoint from its members such subcommittees (of one or more such members), with such powers, as it shall determine.

      (d) The Investment Committee may employ such counsel (including legal counsel who may be counsel for any Controlled Group Member) and agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense to the Trust Fund unless the


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Company makes such payments directly. Members of the Investment Committee or any subcommittee thereof shall be fully protected in acting or refraining to act in accordance with the advice of legal or other counsel.

      (e) The members of the Investment Committee and persons delegated responsibilities by the Investment Committee, shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, counsel or other expert who is engaged by the Investment Committee, and the members of the Investment Committee and their delegates shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

      (f) The Investment Committee may allocate fiduciary or other responsibilities among its members, and to the extent permitted by law, to designate persons and committees other than its members to carry out fiduciary or other responsibilities under the Plan.

      (g) The Investment Committee, and any person designated by it pursuant to Subparagraph (f) above to whom such power is granted, may employ one or more persons to render advice with regard to any responsibility the Investment Committee or such person has under the Plan.

      (h) Except to the extent otherwise provided by law, if any duty or responsibility of the Investment Committee has been allocated or delegated to any other person in accordance with any provision of this Plan, then the Investment Committee will not be liable for any act or omission of such person in carrying out such duty or responsibility.

      (i) The members of the Investment Committee shall serve without compensation (other than compensation received as Employees of the Company or any Controlled Group Member), but all reasonable expenses of the Investment Committee shall be paid from the Trust Fund unless the Company makes such payments directly.

9.9   OPERATION OF THE ADMINISTRATIVE COMMITTEE OR THE INVESTMENT COMMITTEE.

      (a)   (i)   Each of the Administrative Committee and the Investment
      Committee shall act only by a majority vote of its members present at a meeting at which a quorum is present or by the unanimous written consent of all of its members without a meeting. A quorum for any meeting of the Administrative Committee or Investment Committee shall be a majority of its members in office at that time. No member shall act by proxy unless by proxy given in writing to another Administrative Committee or Investment Committee member.

            (ii) Each of the Administrative Committee and Investment Committee may appoint a chairman from among its members and a secretary. It shall authorize one (1) or more of its members to execute any document on its behalf, in which event the Administrative Committee or Investment Committee, as applicable, shall notify the other Committee and the Trustee in writing of such action and the names of its members so designated. The other Committee and the Trustee thereafter shall accept and rely upon


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      any document executed by such members as representing action by the
      Administrative Committee or the Investment Committee, as applicable, until the Administrative Committee or Investment Committee, as applicable, shall file with the other Committee and the Trustee a written revocation of such designation.

            (iii) Consistent with the foregoing, each of the Administrative Committee and the Investment Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and it may appoint such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with its duties and responsibilities under the Plan.

      (b) Each of the Administrative Committee and the Investment Committee shall keep a record of all of its proceedings and acts and all such books of account, records and other data as may be necessary for administration of the Plan as provided herein. The Administrative Committee or the Investment Committee, as applicable, shall notify the other Committee, the Plan Administrator, Company or Trustee, as applicable, of any action that it takes and, when necessary or required, any other interested person.

9.10  PLAN ADMINISTRATOR'S ACTIONS.

      Any periods of time or procedures required to be established by the Plan Administrator pursuant to this Plan shall be established in a uniform nondiscriminatory manner.

9.11  CORRECTION OF ERRORS.

      Notwithstanding anything herein to the contrary, the Plan Administrator, the Administrative Committee and/or the Investment Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Plan Administrator or any other Fiduciary.

                          ARTICLE X. CLAIMS PROCEDURES

10.1  CLAIMS.

      (a) Any Participant or Beneficiary (a "Claimant") who believes that he is entitled to receive a benefit under the Plan that he has not received may file a claim, in the form and in the manner prescribed by the Plan Administrator. The Claimant may have representation by a duly authorized representative at any time.

      (b) If such claim is wholly or partially denied, within a reasonable period of time (but not more than ninety (90) days) after such claim is filed (plus an additional period of up to ninety (90) days if the Plan Administrator determines that special circumstances require an extension of time for processing the claim and if notice of the extension indicating the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision is given to the Claimant within the first ninety (90) day period), the Plan Administrator


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shall cause written notice to be provided to the Claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the Claimant and shall advise the Claimant of:

            (i)   The specific reason(s) for the denial of the claim;

            (ii) Specific reference(s) to pertinent Plan provisions on which the denial of the claim was based;

            (iii) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (iv)  An explanation of the review procedures specified in Section
      10.2 hereof and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA
      Section 502 in the event of an adverse determination on review.

10.2  REVIEW OF CLAIMS.

      (a) Within sixty (60) days after the Claimant receives written denial of his claim, the Claimant may appeal such denial by filing with the Plan Administrator a written request for a review of such claim (on the form provided by the Plan Administrator). In connection with such review, the Claimant shall be entitled to (i) submit written comments, documents, records and other information relating to his claim, (ii) receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim, and (iii) a review by the Plan Administrator that takes into account all comments, documents, records and other information submitted by the Claimant relating to his claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Claimant does not file such a request with the Plan Administrator within such sixty (60) day period, the Claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Plan Administrator on his claim.

      (b) If such an appeal is so filed within such sixty (60) days, the Plan Administrator shall (i) conduct a full and fair review of such claim and (ii) provide to the Claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a reasonable period of time (but not more than sixty (60) days) after the receipt of the request for review unless the Plan Administrator determines that special circumstances require an extension of time, in which case such decision shall be rendered not later than one hundred twenty (120) days after receipt of such request. If an extension of time for review is required, written notice of the extension indicating the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision shall be furnished to the Claimant within the initial sixty (60) day period. In the event an extension is granted due to the Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notice of extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.


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
      (c) Such decision, if it is adverse to the Claimant, shall be written in a manner calculated to be understood by the Claimant, and such written decision shall (i) state the specific reason(s) for the decision, (ii) make specific reference(s) to pertinent provisions of the Plan on which the decision is based,
(iii) contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and (iv) contain a statement of the Claimant's right to bring an action under ERISA
Section 502(a).

      (d) During such full review, the Claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the Claimant's claim and to submit issues and comments in writing.

      (e) To the extent that a Named Fiduciary is appointed to conduct the review procedure described above, such Named Fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under Section 9.7 hereof.

                      ARTICLE XI. AMENDMENT AND TERMINATION

11.1  RIGHT TO AMEND OR TERMINATE.

      The Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Matching Employer Contributions to be made by an Employer on account of any period preceding such termination. The Plan may be amended only by the Company. No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

11.2  PROCEDURE FOR TERMINATION OR AMENDMENT.

      Any termination or amendment of the Plan pursuant to Section 11.1 hereof shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

11.3  DISTRIBUTION UPON TERMINATION.

      If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions to the Plan shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to each Employee as if the Plan had not been terminated.


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
11.4  AMENDMENT CHANGING VESTING SCHEDULE.

      (a) If any Plan amendment changes any vesting schedule under the Plan, each Participant having not less than three (3) years of service shall be permitted to elect, during the election period described in Subsection (b) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

      (b) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (i) the date that is sixty (60) days after the day the Plan amendment is adopted, (ii) the date that is sixty (60) days after the day the Plan amendment becomes effective, or (iii) the date that is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Plan Administrator or the Company.

      (c) For purposes of Subsection (a) of this Section, a Participant shall be considered to have completed three (3) years of service if such Participant has completed three (3) years of service, whether or not consecutive, without regard to the exceptions of Code Section 411(a)(4), prior to the expiration of the election period described in Subsection (b) of this Section.

      (d)   Notwithstanding the foregoing, the election provided in Subsection
(a) of this Section will not be provided to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot be less than such percentage determined without regard to such amendment.

11.5  NONFORFEITABLE AMOUNTS.

      Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.

11.6  PROHIBITION ON DECREASING ACCRUED BENEFITS.

      No amendment to the Plan (other than an amendment described in Code
Section 412(c)(8)) shall have the effect of decreasing the accrued benefit of any Participant. For purposes of the preceding sentence, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits; provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.


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
                           ARTICLE XII. MISCELLANEOUS

12.1  EMPLOYMENT NOT AFFECTED.

      Nothing contained in this Plan shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer, by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Participant or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

12.2  INALIENABILITY.

      No right or interest of any kind of a Participant or Beneficiary in the Trust Fund may be assigned, alienated, transferred, pledged or anticipated or subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process and any attempt so to assign, alienate, transfer, pledge, anticipate, encumber, garnish, attach or levy shall be void. Notwithstanding the foregoing, this Section shall not preclude the Trustee from complying with a qualified domestic relations order (as defined under Code Section 414(p)). The Plan Administrator shall develop procedures to determine whether a domestic relations order is qualified under Code Section 414(p). Effective for judgments, orders decrees or settlements issued on or after August 5, 1997, notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

12.3  INCAPACITY TO RECEIVE PAYMENT.

      In the event that the Plan Administrator finds that any Participant or Beneficiary entitled to receive benefits hereunder is (at the time such benefits are payable) unable to care for his affairs because of a physical, mental, or legal incompetence, the Plan Administrator may, in its sole discretion, cause any payment due him, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to such one or more persons as may be chosen by the Plan Administrator from among the following: the institution maintaining or responsible for the maintenance of such Participant or Beneficiary, his spouse, his children, or other relatives by blood or marriage. Any payment made pursuant to this Section shall be a complete discharge of all liability under the Plan with respect of such payment.

12.4  UNCLAIMED BENEFITS.

      Subject to the provisions of Article X, when an Account is distributable to any distributee and is unclaimed by either a Participant, a former Participant or a Beneficiary, the Plan Administrator, upon request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee (at his last known address) a written demand for his current


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address, or for satisfactory evidence of his continued life, or both. If such distributee shall fail to furnish such information to the Plan Administrator within five (5) years from the date of such demand, then such Account shall be forfeited and applied to reduce Matching Employer Contributions required under the Plan; provided, however, that such Account shall be reinstated (without provision for interest or earnings thereon) upon a proper claim therefore made by the Participant or if applicable, the Beneficiary.

12.5  DISSOLUTION, MERGER OR CONSOLIDATION OF THE COMPANY.

      In the event of a dissolution, merger or consolidation of the Company, provision may be made by the successor person for the continuance of this Plan. In such event, such successor person shall be substituted as the Company under the Plan upon the execution of an instrument authorizing such substitution, executed on behalf of the Company and such successor. A copy of such instrument, accompanied by a duly certified copy of a resolution of the Board authorizing such substitution, shall be delivered to the Trustee and shall constitute authority to the Trustee to recognize such substituted person in place of the Company hereunder.

12.6  ACTION BY THE COMPANY.

      Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

12.7  LIMITATION TO RIGHTS CREATED UNDER THE PLAN.

      Except as otherwise provided by controlling law, neither the Company, any Employer, the Trustee, the Plan Administrator nor a Participant shall have any legal or equitable right or claim against the other unless the same is specifically provided for herein or conferred by affirmative action in accordance herewith.

12.8  RECOURSE AGAINST OFFICERS, DIRECTORS OR STOCKHOLDERS.

      Except as otherwise provided by controlling law, no recourse under any provision of this Plan shall be had against an agent, Employee, officer, director or stockholder of a Controlled Group Member, past, present or future; and all such agents, Employees, officers, directors and stockholders are hereby released from all liability hereunder, as a condition of and a part of the consideration for the execution hereof, the contributions hereunder by the Company or an Employer, and the participation in the Plan by the Participants.

12.9  INTERPRETATION.

      (a) The Plan shall be governed, construed and administered according to the laws of the State of Ohio, except to the extent preempted by applicable federal law.


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
      (b) Headings have been inserted in this Plan for purposes of convenience only and shall not be taken as limiting or extending the meaning of any provision.

12.10 SEVERABILITY.

      If any provision of this Plan or the application thereof to any circumstance or person is invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the application of such provision to other circumstances or persons, and the Plan and the application of such provisions to other circumstances or persons shall not be affected thereby.

12.11 COUNTERPARTS.

      This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

12.12 PLAN MERGER OR TRANSFER OF ASSETS.

      There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to any other plan (other than as permitted in Section 8.5 or 8.12 hereof), unless each Participant of the Plan would (if Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the Plan to, any other Plan, without the consent of any other Employer. Notwithstanding the foregoing, this Plan shall not be a direct or indirect transferee of a pension plan or any retirement plan that at any time provided for benefits in the form of a life annuity.

12.13 INDEMNIFICATION.

      In addition to any rights of indemnification under the Certificate of Incorporation or Code of Regulations of the Company, under any provisions of law, or under any other agreement that may be given to the Plan Administrator, the Board or any other person to whom any power, authority or responsibility of the Company is delegated pursuant to this Plan (other than the Trustee), the Company shall satisfy any liability actually and reasonably incurred by such person, including expenses, reasonable attorneys' fees, judgments, fines and amounts paid in settlement. This right to indemnification shall apply in connection with any threatened, pending or completed action, suit or proceeding that is related to the exercise or failure to exercise by such person any of the powers, authorities, responsibilities or discretion provided under the Plan or reasonably believed by such person to be provided hereunder and any action taken by such person in connection therewith, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The termination of any suit, action or proceeding by judgment, order, settlement,



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conviction or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal action or proceedings, that he had no reasonable cause to believe that his conduct was unlawful.

12.14 SERVICE OF PROCESS/NECESSARY PARTIES.

      (a) The Plan Administrator shall serve as the agent upon whom legal process may be served under ERISA.

      (b) In any action or other judicial proceeding affecting the Trust, the Trustee and the Company shall be included as necessary parties.

12.15 MILITARY SERVICE.

      Effective as of July 1, 1996, notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

12.16 MODEL EGTRRA AMENDMENTS.

      The amendments to the definition of the terms "Compensation," "Eligible Retirement Plan," and "Eligible Rollover Distribution" in Article II hereof and Sections 4.2, 4.9(c), 4.12, 5.9, 8.2, 8.9, 8.10, and 14.6 hereof and former
Section 8.11 that are effective as of January 1, 2002 (the "EGTRRA Amendments") are intended (i) to reflect the model amendments set forth in IRS Notice 2001-57 (or good faith modifications thereof) that are designed to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), (ii) as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and the guidance issued thereunder, and (iii) shall supersede the other provisions of the Plan to the extent that such other provisions are inconsistent with the EGTRRA Amendments.

           ARTICLE XIII. ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS

13.1  ADOPTION PROCEDURE.

      Any Controlled Group Member may become an Employer under the Plan provided that (a) the Company approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as an Employer; (b) the Controlled Group Member executes an Instrument of Adoption adopting the Plan, together with all amendments then in effect, upon appropriate resolutions of the board of directors of the Controlled Group Member; and (c) the Instrument of Adoption provides that the Controlled Group Member agrees to be


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bound by any other terms and conditions that may be required by the Company, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

13.2  EFFECT OF ADOPTION BY A CONTROLLED GROUP MEMBER

      A Controlled Group Member that adopts the Plan pursuant to an Instrument of Adoption will be deemed to be Employer for all purposes hereunder, unless otherwise specified in the Instrument of Adoption designating the Controlled Group Member as an Employer. In addition, the Company may provide, in its discretion and by appropriate resolutions, that the Employees of such Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances, provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

13.3  WITHDRAWAL OF AN EMPLOYER.

      Any Employer (other than the Company) that adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company. No such withdrawal shall decrease the amount of Matching Employer Contributions to be made by the Employer on account of periods preceding the effective date of such withdrawal. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 11.1, such Employer (herein called "former Employer") shall cease to be an Employer, and Matching Employer Contributions of such former Employer and After-Tax and Before-Tax Contributions of Employees of such former Employer shall cease. The interests in the Trust Fund of Participants who are or were Employees of such former Employer shall be distributed as specified in
Article VIII.

                     ARTICLE XIV. TOP-HEAVY PLAN PROVISIONS

14.1  DEFINITIONS.

      For purposes of this Article, the following terms when used with initial capital letters, shall have the following respective meanings:

      "AGGREGATION GROUP:" Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

      "COMPENSATION:" Compensation as defined in Section 5.9(c) hereof (subject to the limitations described in Subsection (b) of the definition of the term "Compensation" in Article II hereof).

      "DEFINED BENEFIT PLAN:" A qualified plan as defined in Code Section
414(j).


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
      "DEFINED CONTRIBUTION PLAN:" A qualified plan as defined in Code Section 414(i).

      "DETERMINATION DATE:" For any Plan Year, last day of the immediately preceding Plan Year.

      "EXTRA TOP-HEAVY GROUP:" Effective prior to January 1, 2000, an Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety percent (90%) of the aggregate present value of all accrued benefits for all employees in such plans.

      "EXTRA TOP-HEAVY PLAN:" See Section 14.3 hereof.

      "FORMER KEY EMPLOYEE:" A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

      "KEY EMPLOYEE:" Any Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the preceding four (4) Plan Years, is (i) an officer of an Employer (limited to no more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) with annual Compensation greater than fifty percent (50%) of the dollar amount in effect under Code Section 415(b)(1)(A) for such Plan Year, (ii) one of the ten (10) Employees owning (or considered owning within the meaning of Code Section 318) the largest interests in an Employer and having annual Compensation exceeding the applicable dollar amount referred to in Section 5.6(a), (iii) a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)(B)(i)), or (iv) a one percent (1%) owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) with annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For purposes of Paragraph (ii) of this Subsection, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this definition of the term "Key Employee," the term "Compensation" has the meaning given such term by Code Section 414(q)(4).

      "NON-KEY EMPLOYEE:" Any Employee or former Employee who is or was a Participant and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

      "PERMISSIVE AGGREGATION GROUP:" A group of qualified plans of an Employer consisting of the plans in the Required Aggregation Group, plus one or more plans designated from time to time by the Plan Administrator that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.


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      "REQUIRED AGGREGATION GROUP:" The group of qualified plans of an Employer consisting of each plan in which a Key Employee participates (in the plan year containing the determination date or any of the four preceding plan years) plus each other plan which, during this period, enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410.

      "TOP-HEAVY ACCOUNT BALANCE:" A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date of the Trust Fund coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Matching Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the five
(5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan that if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account.

      "TOP-HEAVY GROUP:" An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.

      "TOP-HEAVY PLAN:" See Section 14.2.

14.2  DETERMINATION OF TOP-HEAVY STATUS.

      (a) Except as provided by Subsections (b) and (c) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

            (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

            (ii) if the Plan is included in a Required Aggregation Group that is a Top-Heavy Group.

      (b) If the Plan is included in a Required Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.


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
      (c) If the Plan is included in a Permissive Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (a) of this Section.

14.3  DETERMINATION OF EXTRA TOP-HEAVY STATUS.

      Effective prior to January 1, 2000,

      (a) Except as provided by Subsections (b) and (c) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination Date:

            (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

            (ii) if the Plan is included in a Required Aggregation Group that is an Extra Top-Heavy Group.

      (b) If the Plan is included in a Required Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.

      (c) If the Plan is included in a Permissive Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (a) of this Section.

14.4  REQUIREMENTS.

      (a) A Participant shall continue to have a nonforfeitable right to all amounts allocated to his Account.

      Notwithstanding any other provisions of the Plan to the contrary, if the Plan is Top-Heavy for any Plan Year, the Plan shall then satisfy the following requirements for any such Plan Year:

      (b)   (i)   Each Non-Key Employee who is eligible to share in any Matching
      Employer Contributions for such Plan Year (or who would have been eligible to share in any such Matching Employer Contributions if a Before-Tax Contribution or After-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Matching Employer Contributions, that is at least equal to three percent (3%) of his Compensation for such Plan Year.


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
            (ii) The three percent (3%) minimum contribution requirement under Paragraph (i) of this Subsection for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan that does not cover such Non-Key Employee.

            (iii) The percentage minimum contribution requirement set forth in Paragraphs (i) and (ii) of this Subsection with respect to a Plan Year shall not exceed the percentage at which Matching Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.

            (iv) The percentage minimum contribution requirement set forth in Paragraphs (ii) and (iii) of this Subsection may also be reduced or eliminated in accordance with Section 14.5(b).

            (v) For the purpose of Paragraph (iii) of this Subsection, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

            (vi) For the purpose of Paragraph (iii) of this Subsection, the term "Matching Employer Contributions" shall include Before-Tax Contributions made for an Employee.

      (c) Effective January 1, 2001, if the Employer maintains a Defined Benefit Plan that could or does provide benefits to Participants in this Plan then the percentage minimum contribution requirement in Paragraph (i) of Section
(b) of this Section shall be seven and one-half percent (7 1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.

14.5  COORDINATION WITH OTHER PLANS.

      (a) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

      (b) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.4; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 14.4(c) will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

      (c) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in Code Section 416 and the regulations thereunder, shall be


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
applied to the other plan(s) required to be taken into account under this
Article in determining whether this Plan and such other plan(s) meet the requirements of such Code Section 416 and the regulations thereunder.

14.6  CERTAIN CHANGES EFFECTIVE JANUARY 1, 2002.

      (a) This Section 14.6 shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning on and after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such Plan Years. This Section modifies the foregoing provisions Article XIV.

      (b) The term "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of an Employer, or a 1% owner of an Employer having annual compensation of more than $150,000. For this purpose, "annual compensation" means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

      (c) This Section 14.6(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

            (i) The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

            (ii) The accrued benefits and accounts of any individual who has not performed services for an Employer during the one-year period ending on the Determination Date shall not be taken into account.

      (d) Matching Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).


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
                                                                       EXHIBIT A

                       EMPLOYERS PURSUANT TO SECTION 2.23
                             AS OF DECEMBER 11, 2003

Roadway LLC

Roadway Reverse Logistics, Inc. (previously known as REXSIS)

Roadway Express, Inc.


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
                                                                       EXHIBIT B

               ADDITIONAL INVESTMENT FUNDS PURSUANT TO SECTION 7.1

                             AS OF DECEMBER 11, 2003

INVESTMENT FUNDS PURSUANT TO SECTION 7.1(a)-(c)

1.    American Balanced Fund - Class A

2.    American EuroPacific Growth Fund - Class A

3.    Fidelity Convertible Securities Fund

4.    Fidelity Freedom 2000 Fund(R)

5.    Fidelity Freedom 2010 Fund(R)

6.    Fidelity Freedom 2020 Fund(R)

7.    Fidelity Freedom 2030 Fund(R)

8.    Fidelity Freedom 2040 Fund(R)

9.    Fidelity Freedom Income Fund(R)

10.   Fidelity Growth Company Fund

11.   Fidelity Investment Grade Bond Fund

12.   Fidelity Mid-Cap Stock Fund

13.   Fidelity Money Market Trust: Retirement Money Market Portfolio

14.   Fidelity U.S. Equity Index Commingled Pool

15.   Fidelity Worldwide Fund

16.   Neuberger Berman Genesis Fund(R) - (Advisor Class)

17.   PIMCO High Yield Fund - Administrative Class

18.   Spartan(R) Total Market Index Fund

19.   Templeton Foreign Fund - Class A

20.   Templeton World Fund - Class A

21.   VanKampen Growth & Income Fund - Class A

22.   Vanguard Mid-Cap Index Fund - Admiral Class

23.   Vanguard Small-Cap Index Fund - Admiral Class

24.   Yellow Roadway Corporation Stock Fund



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
INVESTMENT FUNDS PURSUANT TO SECTION 7.1(g)

1. Fidelity BrokerageLink(R)



                                       79